EXHIBIT 4.13

DATED
JOINT VENTURE CONTRACT
FOR TRENCH FUSHUN BUSHING CO., LTD.

CLIFFORD CHANCE

CONTENTS

CLAUSE

PAGE

2     PARTIES

3     THE COMPANY

4     THE PURPOSE AND SCOPE OF BUSINESS AND SCALE OF PRODUCTION

5     TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

6      RESPONSIBILITIES OF EACH TO THE JOINT VENTURE

7     TRANSFER OF TECHNOLOGIES

8     RIGHT TO USE THE SITE; UTILITIES

9     MARKETING AND SALES OF PRODUCTS

10     THE BOARD OF DIRECTORS

11     MANAGEMENT

12     PURCHASES OF EQUIPMENT AND MATERIALS

13     LABOUR MANAGEMENT

14     STATUS OF THE COMPANY

15     TAXATION

16    FINANCIAL AFFAIRS AND ACCOUNTING

17     FOREIGN EXCHANGE

18     INSURANCE

19     REPRESENTATIONS AND WARRANTIES OF THE PARTIES

20     DURATION

21     TERMINATION

22     BREACH

23     VALUATION OF ASSETS ON EXPIRATION OF JOINT VENTURE TERM

24     FORCE MAJEURE

25     APPLICABLE LAW

26     APPLICATION FOR BENEFITS

27     ADVERSE CHANGES

28     SETTLEMENT OF DISPUTES

29     LANGUAGE

30     EFFECTIVENESS OF THE CONTRACT, AMENDMENT, AND MISCELLANEOUS

31    MISCELLANEOUS

32     CONDITIONS PRECEDENT TO OBLIGATIONS AND COVENANTS OF PARTY B AND TRENCH

DEFINITION SCHEDULE

SCHEDULE 1     FACTORY BUILDING AND EQUIPMENT

50

SCHEDULE 2     SITE MAP

SCHEDULE 3     EQUIPMENT TO BE CONTRIBUTED BY TRENCH

SCHEDULE 4     TIMETABLE FOR CONTRIBUTIONS

SCHEDULE 5     ORGANIZATION CHART OF THE COMPANY

APPENDIX A     ARTICLES OF ASSOCIATION

APPENDIX B     TECHNOLOGY AND KNOW-HOW LICENSE AGREEMENT

APPENDIX C     TECHNICAL ASSISTANCE AGREEMENT

APPENDIX D     PUBLIC UTILITY RENTAL AGREEMENT

APPENDIX E     SITE USE CONTRACT

APPENDIX F     EXPORT SALES AGREEMENT

APPENDIX G    EXPATRIATE SERVICES AGREEMENT

APPENDIX H     EQUITY TRANSFER AGREEMENT

THIS JOINT VENTURE CONTRACT is made on

September 27th,

2002.

BETWEEN

FUSHUN ELECTRIC PORCELAIN WORKS ("Party A"), a legal person duly organised and existing under the laws of the People's Republic of China ("PRC") and having its legal address at 2 Liquan Road, Xinfu District, Fushun, Liaoning Province, PRC.

AND

SHANGHAI INSTRUMENT TRANSFORMER WORKS ("Party B") a legal person duly organized and existing under the laws of the PRC and having its legal address at 427 Jumen Road, Shanghai, PRC.

AND

TRENCH (UK) LIMITED ("Party C" or “Trench UK”) a legal person duly organised and existing under the laws of the United Kingdom, having its legal address at South Drive, Hebburn, Tyne & Wear NE31 1UW.

AND

TRENCH LIMITED ("Party D" or “Trench Canada”) a legal person duly organised and existing under the laws of the Canada, having its legal address at 71 Maybrook Drive, Scarborough, Ontario, Canada M1V 4B6.

AND

FUSHUN AND REYROLLE BUSHING CO., LTD. ("Company") (to be renamed under Article 3.2(a)) a legal person duly organised and existing under the laws of the People's Republic of China and having its legal address at Dongerdao Shuncheng District, Fushun, PRC.

Unless otherwise provided in this Joint Venture Contract, Party C and Party D will act collectively as one party and will be referred to collectively as "Trench". Unless the context otherwise requires, "Party" or "Parties" shall not include the Company.

WHEREAS

A.

Pursuant to a joint venture contract and articles of association, each dated 27 November 1995, Party A and Reyrolle Limited, a company organised and existing under the laws of the United Kingdom ("Reyrolle") established a limited liability equity joint venture effective on and from 20 December 1995 ("Date of Establishment"), organised and existing under the laws of the PRC ("Company").

B.

Pursuant to an Asset Sale and Purchase Agreement dated 18 April 2000 between Reyrolle and Trench UK and others, Trench UK acquired from Reyrolle fifty point four percent (50.4%) of the registered capital in the Company, being all of the registered capital held by Reyrolle in the Company.   An agreement to amend the joint venture contract and articles of association accordingly was executed on 21 April 2001.  The Approval Authority approved the acquisition by Trench UK and the consequential amendments to the joint venture contract and articles of association and issued a certificate of approval on December 7, 2001.

C.

Pursuant to an Equity Transfer Agreement dated on or about the date of this JV Contract (“Equity Transfer Agreement”), Party A agreed to transfer to Party B and Trench Canada part of its interest in the registered capital of the Company (“Transfer”).

D.

To reflect the Transfer, the Parties have agreed to amend and replace the Original JV Contract and the Original Articles of Association of the Company accordingly.

E.

This Joint Venture Contract (“JV Contract”) hereby replaces the Original JV Contract with effect from the Effective Date.

IT IS AGREED as follows:

1.

GENERAL PROVISIONS

This JV Contract is formulated in accordance with the "Law of the People’s Republic of China on Sino-Foreign Equity Enterprises" (the "Joint Venture Law"), the "Regulations for the Implementation of the Law of the People's Republic of China on Sino-Foreign Equity Enterprises" ("Joint Venture Regulations") and other relevant promulgated and publicly available Chinese laws and regulations, and the Articles of Association ("Articles of Association ") signed by Party A, Party B and Trench on or about the same date as this JV Contract.  The Parties adhering to the principles of equality and mutual benefit agree after friendly consultation to invest in the Company in Fushun Municipality, Loaning Province of the PRC and hereby enter into this JV Contract.

2.

PARTIES

2.1

The Parties

The Parties to this JV Contract are set forth below:-

(a)

Party A:-

Name:

Fushun Electric Porcelain Works

Legal Address:

2 Liquan Road, Xinfu District,

Fushun, Liaoning Province

People's Republic of China

Business licence registration no.: 2104021132708

Legal representative of Party A

Name:

Ye Li Mao

Position:

Director

Nationality:

Chinese

(b)

Party B:-

Name:

Shanghai Instrument Transformer Works

Legal Address:

427 Jumen Road, Shanghai

People's Republic of China

Business licence registration no.: 3101031000961

Legal representative of Party B

Name:

Zhang Wei Guo

Position:

Director

Nationality:

Chinese

(c)

Party C:-

Name:

Trench (UK) Limited

Legal Address:

South Drive, Hebburn, Tyne & Wear NE31 1UW

Authorized representative of Trench (UK) Limited

Name:

John Finlay

Position:

Authorized Representative

Nationality:

Canadian

(d)

Party D:-

Name:

Trench Limited

Legal Address:

71 Maybrook Drive, Scarborough, Ontario, Canada M1V 4B6

Authorized representative of Trench Limited

Name:

John Finlay

Position:

Authorized Representative

Nationality:

Canadian

(e)

The Company:-

Name:

Fushun and Reyrolle Bushing Co., Ltd. (to be renamed under Article 3.2(a))

Legal Address:

Dongerdao Shuncheng District, Fushun, PRC

Authorized representative of the Company

Name:

Ye Li Mao

Position:

Director

Nationality:

Chinese

3.

THE COMPANY

3.1

Establishment of the Company

(a)

The Company was established on the date of issuance of its original business licence, namely, on 20 December 1995 (hereafter, the "Date of Establishment").

(b)

Immediately after the signing of this JV Contract, this JV Contract and the Articles of Association shall be submitted by Party A to the Approval Authority for examination and approval.

(c)

Party A shall advance all necessary fees and expenses for the registration of the Company and shall be reimbursed for the amounts so advanced from the funds of the Company, provided that such fees and expenses are fully and properly documented, and are paid directly to the relevant government authority and not to any service company or intermediary and are reasonably and necessarily incurred after consultation with Trench and Party B.

(d)

All legal and administrative details (including the payment of fees and expenses) in connection with the registration of the Company shall be carried out by the Company.

3.2

Name and Address of the Company; Branches

(a)

At the Date of Establishment, the name of the Company was "Fushun Reyrolle Bushing Co., Limited" in English and 抚 顺 雷 诺 尔 套 管 有 限 公 司 in Chinese. As at the Effective Date, the name of the Company shall be "Trench Fushun Bushing Co., Ltd." in English and 传 奇 抚 顺 套 管 有 限 公 司 in Chinese.

(b)

The legal address of the Company shall be the Economic Development Area, Fushun.

(c)

Subject to the relevant Chinese laws and regulations then in force, and subject to approval of the relevant authorities, the Company may establish branches, liaison offices, subsidiaries or other places of business within or outside China pursuant to resolutions of the Board.

3.3

Limited Liability Company

The form of organization of the Company shall be a limited liability company.  Except as provided for in Article 5.4 or as otherwise agreed, once a Party has paid in full its contribution to the registered capital of the Company, it shall not be required to provide any further funds to the Company, or on behalf of the Company to third parties, by way of capital contribution, loan, advance, guarantee or otherwise.  Creditors of the Company shall have recourse only to the assets of the Company and shall not seek repayment from either of the Parties.

Subject to the foregoing, the profits, risks and losses of the Company shall be shared by the Parties in proportion to their respective shares in the Company's registered capital as set forth in Article 5 below.

3.4

Laws and Regulations

The Company shall be a legal person under the laws of China.  The activities of the Company shall be governed and protected by the relevant laws and regulations of China.

4.

THE PURPOSE AND SCOPE OF BUSINESS AND SCALE OF PRODUCTION

4.1

Purpose of the Company

The purpose for establishing the Company is:

(a)

to strengthen the economic and technical cooperation by using the advanced technology and know-how of Trench to produce, sell and service condenser bushings up to and including 500KV and other Products determined by the Board of Directors ("Products") in the domestic and international markets;

(b)

to improve the quality of bushings available in the domestic market, develop a new series of bushings and assisting the PRC to save substantial amounts of foreign exchange that would otherwise be spent on the importation of the bushings;

(c)

by adopting advanced and scientific management and administration, the Company shall endeavor that the products it manufactures shall reach international quality standards thereby allowing the Parties to achieve satisfactory economic benefits, including hard currency earnings.

4.2

Scope of Business of the Company

(a)

Estimated Scope of Production and Business

The estimated scope of production and operation of the Company shall be:

 (i)

To design and manufacture bushings up to and including 500KV and such other products as may be decided by the Board of Directors;

 (ii)

To operate and manage the Factory as defined in Article 5.3 using Trench's technology and know-how to produce the Products;

 (iii)

To sell the Products directly in the PRC domestic market; indirectly through Trench’s sales network in the international market; direct export by the Company in the export area to be agreed by the parties in the Export Sales Agreement-Appendix G to the JV Contract;

 (iv)

To engage in marketing and promotional activities to expand the sales of the Products in the domestic and international markets;

 (v)

To provide technical direction for installation and commissioning of the Products and after sales service of the Products to customers of the Company;

 (vi)

To engage in such other business activities as may be necessary to achieve the purposes and goals of the Company stated in this JV Contract, to generate foreign exchange needed to balance the foreign exchange expenditures and receipts of the Company, and to achieve the overall success of the Company.

(b)

Estimated scale of Production

The initial annual production of the Company was estimated at the Date of Establishment to be

 (i)

Up to 3,000 units in the year 1997

 (ii)

Up to 4,000 units in the year 2000

The annual production of the Company for the years 2003 to 2005 is estimated at the Effective Date to be up to 4,000 units.

4.3

Scale of Production of the Company

The initial annual production of the Company shall be up to 4,000 units.

5.

TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

5.1

Total Investment

The total amount of investment of the Company shall be Forty-Eight Million Seven Hundred and Four Thousand Renminbi (RMB48,704,000).

5.2

Registered Capital

The total amount of the registered capital of the Company shall be Thirty-three Million Seven Hundred Twenty-four Thousand Renminbi (RMB33,724,000).

5.3

Contributions to Registered Capital

(a)

Under the Original JV Contract, following was contributed to the registered capital by the original parties:

 (i)

Party A contributed:

(A)

All rights and title to the factory buildings and equipment (the "Factory") located at Fushun listed on Schedule 1 to the JV Contract, including all electricity, sewer, water, steam and telecommunications systems as well as ducting, piping, and wiring, all of which have a total value of RMB16,727,000 equivalent to UK,1,286,000.  Connections to the public networks was rented from Party A by the Company at an annual rental of RMB471,000.

(B)

All land use rights to 7969 square meters of land, as more fully described in Article 8 (the "Site") at Fushun. The Site is shown on the Site Map attached to the JV Contract as Schedule 2.

 (ii)

Reyrolle contributed:

Description	Amount (RMB)
Cash in UK Pounds Sterling	2,145,000
Machinery and equipment as listed on Schedule 3 to the JV Contract (UK,300,000)	3,900,000
Stock (UK,361,000)	4,686,000
The rights to use proprietary technology and know-how as described in the Technology and Know-how License Agreement attached to the JV Contract as Appendix B (UK,482,000).	6,266,000

(b)

Pursuant to the Asset Sale and Purchase Agreement, Reyrolle transferred to Trench UK Reyrolle's contribution to the registered capital.

(c)

Pursuant to the Equity Transfer Agreement, with effect from the Effective Date, Party A transferred to Party B and Trench Canada a total of 47.6% of the registered capital of the Company with the effect that the parties own the registered capital in the proportions specified in Article 5.3(d).

(d)

As at the Effective Date, the registered capital has been fully paid in. The contribution of the Parties to the registered capital of the Company are as follows:

 (i)

Party A:

Six Hundred and Seventy-four Thousand Four Hundred and Eighty Renminbi (RMB674,480) representing Two per cent (2%) of the total registered capital.

 (ii)

Party B:

Eleven Million One Hundred and Twenty-eight Thousand Nine Hundred and Twenty Renminbi (RMB11,128,920) representing thirty-three percent (33%) of the registered capital.

 (iii)

Trench:

Twenty-one Million Nine Hundred and Twenty Thousand Six Hundred Renminbi (RMB21,920,600) representing sixty five per cent (65%) of the total registered capital, of which:

Trench UK owns Sixteen Million Nine Hundred and Ninety-Seven Thousand Renminbi (RMB16,997,000) representing fifty point four percent (50.4%) of the registered capital; and

Trench Canada owns Four Million Nine Hundred and Twenty-three Thousand Six Hundred Renminbi (RMB4,923,600) representing fourteen point six percent (14.6%) of the registered capital.

5.4

Loan Financing

(a)

The difference between the registered capital and the total investment shall be borrowed by the Company in such installments, at such times and subject to such terms and conditions as may be determined by the Board.

(b)

In the event that the Board determines that it is necessary or desirable for the Company to borrow funds from a third party, the Company (if reasonably required as a condition of such borrowing) shall first use its own assets as security. If the Board considers it necessary or desirable, the Parties (subject to any approval required to be given by the relevant Chinese governmental authorities) may enter into any guarantees which may be reasonably required by a lender as a condition to such borrowing, provided that no Party shall be obliged to provide any guarantee or security nor, without prejudice to the generality of the foregoing, to guarantee a greater proportion of any borrowing than its percentage holding of registered capital in the Company from time to time.

5.5

Investment Certificate

For each new contribution in the future (if any), after each Party's contribution to the registered capital of the Company has been made in full, an accountant registered in China shall, at the expense of the Company, verify the respective contributions and issue a contribution verification report (the "Verification Report").  Within sixty (60) days after receiving the Verification Report, the Company shall issue a new investment certificate to each Party signed by the Chairman and the Vice Chairman of the Board and specifying, inter alia, their respective contributions to the registered capital of the Company.  The foregoing provisions of this Article 5.5 shall apply mutatis mutandis to the Transfer and any disposal of registered capital pursuant to the terms of Article 5.6 and to any increase of registered capital pursuant to the terms of Article 5.8.  Any Party ceasing to hold an interest in the Company shall immediately return its investment certificates to the Company for cancellation.  Where a Party disposes of part of its interest or acquires a further interest in the Company, that Party shall immediately return its investment certificate and replacement investment certificate shall be issued accordingly.

5.6

Disposal of Registered Capital

(a)

A Party to this JV Contract (the "Disposing Party") must not assign all or part of its share in the Company's registered capital to any third party unless the Disposing Party has obtained the prior consent of the other Parties (the "Non-Disposing Parties") in accordance with this Article 5.6 and the approval of the Approval Authority.

(b)

The Disposing Party shall first notify the Board and the Non-Disposing Parties in writing of its intention to assign all or part its share in the Company's registered capital, the terms and conditions (including the price) upon which it intends to transfer such interest and the identity of the third party.  Except in the case where a Party wishes to transfer all or part of its share in the Company's registered capital to its Affiliates, the Non-Disposing Parties shall have a pre-emptive right to purchase such interest in proportion to their existing share of the registered capital in the Company (subject to paragraph (e) below) provided the terms and conditions of purchase offered by it are the same as those of the third party.

(c)

Where the Disposing Party has followed the procedure in Article 5.6(b) and a Non-Disposing Party gives no notice of its wish to exercise its preemptive right of purchase within thirty (30) days of notification under Article 5.6(b), that Non-Disposing Party shall be deemed to have given its consent to the assignment by the Disposing Party to the relevant third Party on terms and conditions no more favourable than those contained in the notice to the Non-Disposing Party.

(d)

If only one Non-Disposing Party gives notice of its wish to exercise its preemptive right of purchase within thirty (30) days of notification under Article 5.6(b), but not the other, that Non-Disposing Party shall have a preemptive right of purchase all of the interest notified by the Disposing Party under Article 5.6(b) that it wishes to assign provided the terms and conditions of purchase offered by it are the same as those of the third party.

(e)

In the event of a transfer to an Affiliate of one Party, the other Parties shall be deemed to have given their consent to such transfer and shall procure that each director appointed by it shall vote affirmatively in favour of a board resolution approving such transfer.

(f)

Details of any assignment made in accordance with this Article 5.6 shall be submitted by the Disposing Party to the Approval Authority for examination and approval. Upon receipt of the approval of the Approval Authority and the issue of the amended approval certificate, the Company shall register the change with the FAIC.

5.7

Encumbrance of Investment

No Party shall mortgage, pledge, charge or otherwise encumber all or any part of its contribution to the Company's registered capital without the prior written consent of the other Parties and the approval of the Approval Authority.

5.8

Increase in Registered Capital

(a)

If  Trench and Party B agree to an increase in the registered capital of the Company, the Parties shall procure that such an increase is approved by a unanimous vote of each director present in person or by proxy at a duly constituted Board meeting thereof or by a written board resolution signed by all the members of the Board and submitted to the Approval Authority for examination and approval.  Upon receipt of the approval of the Approval Authority, the Company shall register the increase in the registered capital with the FAIC.

(b)

In the event of an increase in the registered capital of the Company, each Party shall have the right to subscribe to the increased registered capital in proportion to such Party's percentage share in the registered capital of the Company at that time. The increase in registered capital could be paid in cash or from the Renminbi profits lawfully generated by the Company. No Party shall be required to pay any sum in addition to its share in the amount of the increase in the registered capital. Any Party may waive its right to subscribe to the increased registered capital, in which case the subscribing Party shall have the right to subscribe for the non-subscribing Party's share (or relevant part thereof) of the increase in the registered capital. The Parties agree to use their respective best endeavours to procure that the Approval Authority approves any subscription to the increased registered capital subscribed to in accordance with the foregoing terms of this Article.

6.

RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE

6.1

In addition to its other responsibilities under this JV Contract, Party A shall to the extent that it has not already done so:

(a)

Handle matters for (i) the re-registration of the Company including submission of applications for approval of this JV Contract and the Articles of Association to the Approval Authority and any other government authority whose approval is required; (ii) approval and registration of the Transfer by the Approval Authority, including submission of application for approval of the Equity Transfer Agreement; (iii) the re-registration of the Company with FAIC,  and (v) the re-registration of the Company with other relevant authorities;

(b)

Lease to the Company the utilities and infrastructure facilities specified in Attachment D for the Joint Venture Term and for as long as Trench or Party B holds any interest in registered capital of the Company. It is acknowledged that under the Original JV Contract, Party A contributed to the registered capital of the Company: (i) all rights and title to the Factory buildings and equipment referred to the Article 5.3(a)(i)(A) and (ii) all land use rights to the Site as set forth in Article 5.3(a)(i)(B);

(c)

Arrange for the grant to the Company of land use rights to the Site as described in Article 8 and marked on Schedule 2, handle the registration of the Company's land use rights to the Site with the relevant government department, and handle all other necessary procedures in relation thereto to ensure that the Company has the right to use the Site in conformity with the scope of its operations for the Joint Venture Term, and that the Company is issued and receives a land use rights certificate for the Site from the relevant government department evidencing such right;

(d)

Handle  matters with the relevant branch of the SAFE to obtain a Foreign Exchange Registration Certificate for the Company, as well as to obtain other approvals necessary to establish Renminbi bank account(s) and foreign exchange bank account(s) and any other matters related thereto;

(e)

Assist the Company, if requested, to obtain all relevant import and export licenses for the Company's imported raw materials and exported Products, to deal with Chinese tax questions, and to apply for other government approvals required for the operation of the Company in the PRC;

(f)

Assist the Company in processing import customs declarations for the machinery, equipment, vehicles, and related documentation purchased within the amount of the Company's total investment amount and in going through customs declaration procedures for the importation into the PRC of such other machinery, equipment, materials, supplies, raw materials, and related documentation as are required by the Company (including applying for and procuring any necessary licenses for the import of the same) as well as assisting in arranging for the inland transportation of the same to the Site;

(g)

Assist the Company in necessary further or future renovations of the Factory buildings described in Schedule 1 hereto, and in the installation of the machinery and equipment purchased by the Company from either domestic or foreign vendors;

(h)

Assist the Company with obtaining, sourcing, purchasing or leasing within the PRC adequate supplies of power and other materials, raw materials, local equipment, articles for office use, means of transportation and communication facilities, etc.;

(i)

Give reasonable assistance to the Company so far as Party A is able in contracting for and obtaining the fundamental facilities, services and utilities required by the Company, such as power, water, transportation, etc., confirming to the specifications and conditions set forth in the Feasibility Study Report, on a continuous uninterrupted basis and in quantities sufficient to meet the full operational requirements of the Company and in line with the practice in other comparable industrial joint ventures in Liaoning Province, at a favourable cost, in Reminbi, which shall be no higher than that paid by state-owned enterprises for similar facilities, services, and utilities in the area; provided always that Party A shall have no responsibility where, despite such assistance, the Company is unable to obtain the said fundamental facilities, services and utilities.

(j)

Ensure that the Company, its officers, employees, visitors, customers and invitees, have full and free access and passageway with or without vehicles on a continuous uninterrupted basis through property adjacent to the Site which Party A owns, occupies or has rights in relation to, or otherwise controls, for passage and access to the Site from the nearest public roads. Party A shall at all times maintain and repair such passageways in a proper and workmanlike manner to enable such access and passageway and shall not block or hinder such access or passageway.

(k)

(i)

Assist the Company with the smooth transfer of employees of Party A that are recruited by the Companyand with other employment-related matters and, if requested by the Company, with the recruitment of other qualified Chinese management personnel and technical personnel, where necessary for the satisfactory operation of the Company; and

(i)

Ensure that all employee benefit plans at any time, maintained by the Party A or the Chinese local or central government, which are required to be contributed to by or with respect to Party A or under which Party A may incur liability, or any contributions, benefits or liabilities therefore, including without limitation, any pension fund, unemployment insurance, accident and disability insurance, medical insurance, housing and heating benefits are fully paid by Party A for the former employees of Party A that are recruited by the Company (up to the date on which those employees are recruited by the Company). Party A shall indemnify and keep the Company indemnified against any claims or damages incurred in relation to the above contributions. The Company is entitled to apply any dividend payable to Party A towards satisfaction of Party A's liabilities under this clause.

(a)

Assist expatriate personnel of Trench and the Company in handling the necessary procedures for entry visas, work permits and travelling arrangements, and to assist in arranging appropriate housing acceptable to Trench for expatriate employees of the Company and hotel accommodation for foreign personnel on temporary assignment to the Company;

(b)

Ensure that management and technical personnel and workers hired and trained by the Company are not transferred to other enterprises or organizations in China, especially to competitors of the Company or of Trench and Party B without the express written consent of Trench and Party B, except where Party A is unable to control or prevent the transfer;

(c)

If requested by the Company, assist the Company in obtaining Renminbi and foreign exchange loans from financial institutions in the PRC;

(d)

Assist the Company to apply for and obtain all possible tax reductions and exemptions and all possible other relevant investment incentives, and preferences available to the Company under regulations of Chinese law and the Fushun Economic Development Area including application for designation of the Company as a Technologically Advanced Enterprise;

(e)

If requested by the Company, assist the Company in marketing the Products in the PRC;

(f)

Assist the Company, if able to do so, in the submission of applications for, and the grant of, all necessary approvals, permits, certificates and licenses required in connection with safety, environmental matters, especially waste disposal, and other matters regulated by governmental authorities;

(g)

Assist the Company in its relations with local government authorities and Chinese domestic companies, including the existing customers of Party A; and

(h)

Handle such other matters as are entrusted to it by the Company.

i.2

Responsibilities of Party B

In addition to its other responsibilities under this JV Contract, Party B shall (for Article 6.2(a)) and in so far as Party B is able, shall to the extent that is reasonable (for Article 6.2(b) through Article 6.2 (o)):

(a)

Contribute cash as set forth in Article 5.3(d)(ii);

(b)

Assist with  matters with the relevant branch of the SAFE to obtain a Foreign Exchange Registration Certificate for the Company, as well as to obtain other approvals necessary to establish Renminbi bank account(s) and foreign exchange bank account(s) and any other matters related thereto;

(c)

Assist the Company, if requested, to obtain all relevant import and export licenses for the Company's imported raw materials and exported Products, to deal with Chinese tax questions, and to apply for other government approvals required for the operation of the Company in the PRC;

(d)

Assist the Company in processing import customs declarations for the machinery, equipment, vehicles, and related documentation purchased within the amount of the Company's total investment amount and in going through customs declaration procedures for the importation into the PRC of such other machinery, equipment, materials, supplies, raw materials, and related documentation as are required by the Company (including applying for and procuring any necessary licenses for the import of the same) as well as assisting in arranging for the inland transportation of the same to the Site;

(e)

Assist the Company in necessary further and future renovations of the Factory buildings contributed pursuant to Schedule 1 hereto, and in the installation of the machinery and equipment purchased by the Company from either domestic or foreign vendors;

(f)

Assist the Company with obtaining, sourcing, purchasing or leasing within the PRC adequate supplies of power and other materials, raw materials, local equipment, articles for office use, means of transportation and communication facilities, etc.;

(g)

Assist the Company in contracting for and obtaining the fundamental facilities, services and utilities required by the Company, such as power, water, transportation, etc, confirming to the specifications and conditions set forth in the Feasibility Study Report, on a continuous uninterrupted basis and in quantities sufficient to meet the full operational requirements of the Company and in line with the practice in other comparable industrial joint ventures in Liaoning Province, at a favourable cost, in Reminbi, which shall be no higher than that paid by state-owned enterprises for similar facilities, services, and utilities in the area; provided always that Party B shall have no responsibility where, despite such assistance, the Company is unable to obtain the said fundamental facilities, services and utilities.

(h)

Assist expatriate personnel of Trench and the Company in handling the necessary procedures for entry visas, work permits and travelling arrangements, and to assist in arranging appropriate housing acceptable to Trench for expatriate employees of the Company and hotel accommodation for foreign personnel on temporary assignment to the Company;

(i)

Ensure that management and technical personnel and workers hired and trained by the Company are not transferred to other enterprises or organizations in China, especially to competitors of the Company or of Trench and Party B without the express written consent of Trench and Party B, except where Party B is unable to control or prevent the transfer;;

(j)

If requested by the Company, assist the Company in obtaining Renminbi and foreign exchange loans from financial institutions in the PRC;

(k)

Assist the Company to apply for and obtain all possible tax reductions and exemptions and all possible other relevant investment incentives, and preferences available to the Company under regulations of Chinese law and the Fushun Economic Development Area including application for designation of the Company as a Technologically Advanced Enterprise;

(l)

If requested by the Company, assist the Company in marketing the Products in the PRC;

(m)

Assist the Company, if able to do so, in the submission of applications for, and the grant of, all necessary approvals, permits, certificates and licenses required in connection with safety, environmental matters, especially waste disposal, and other matters regulated by governmental authorities;

(n)

Assist the Company in its relations with local government authorities and Chinese domestic companies, including the existing customers of Party B; and

(o)

Handle such other matters as are entrusted to it by the Company.

i.3

Responsibilities of Trench

In addition to its other responsibilities under this JV Contract, Trench shall to the extent that it has not already done so:

(a)

Have contributed to the registered capital of the Company in aggregate equal to the amount set forth in Article 5.3(d)(iii) in cash and in equipment, and in the technology and know-how license;

(b)

Provide information with respect to the equipment and instruments listed on Schedule 3 which were contributed by Trench and imported by the Company, assist the Company in procurement of such equipment and instruments from abroad and in arranging transportation of the same to the port of Dalian and assist the Company in the purchase or leasing of other machinery, equipment, supplies, office appliances, means of transportation, communications facilities and other materials required by the Company from outside the PRC provided always that Trench shall have no responsibility where, despite such assistance, the Company is unable to procure, transport, purchase and / or lease the said equipment, instrument and other machinery, etc.;

(c)

Assist the Company, in arranging with the manufacturers of the imported machinery and equipment listed on Schedule 3 for the provision of necessary technical personnel during the installation and testing of such machinery and equipment during commissioning, if the Parties deem such assistance to be necessary;

(d)

Enter into the Technology and Know-how License Agreement in the form of Appendix B hereto and the Technical Assistance Agreement in the form of Appendix C hereto with the Company;

(e)

Assist the Company in recruiting expatriate management and technical personnel;

(f)

Assist the Company in formulating standards for recruiting, evaluating and promoting staff and workers;

(g)

Assist the Company in arranging foreign visas and accommodations for personnel and directors of the Company travelling abroad on Company business;

(h)

Assist the Company in improving the level of management, technology and efficiency of the Company as provided in the Technical Assistance Agreement attached hereto as Appendix C;

(i)

Assist the Company, if requested to do so, in marketing the Products in China;

(j)

Handle marketing and sales of the Company's products in the international market as provided in the Export Sales Agreement attached hereto as Appendix G;

(k)

Handle such other matters as are entrusted to it by the Company;

(l)

Ensure that management and technical personnel and workers hired and trained by the Company are not transferred to other enterprises or organizations in China, especially to competitors of the Company or of Trench and Party B without the express written consent of Trench and Party B, except where Trench is unable to control or prevent the transfer and except in relation to the General Manager as at the Effective Date.

2.

TRANSFER OF TECHNOLOGIES

2.1

Transfer of Technology from Trench UK

(a)

The Parties confirm the Technology and Know-how License Agreement in the form of Appendix B hereto and amended by the Amendment Agreement so that the Company obtains the rights to use Trench UK's advanced technology for the production of the bushings up to and including 500KV and Trench UK and the Company reaffirm their respective obligations and rights thereunder.  Such technology and know-how shall include: product information, production technology, consumption data on raw and auxiliary materials, quality standards and inspection, quality control methods, and related operational information as stated in the relevant manuals, methodology and process books to be provided by Trench UK and the relevant Technology and Know-how License Agreement. Trench guarantees that as of the date of the transfer, all transferees of the technology and know-how do not require export licenses from the government of the United Kingdom. If in the future such export license is required, Trench shall make application therefor.  However, if Trench ceases to have an interest in the equity of Company (whether as a result of a disposal pursuant to Article 5.6 or a buy out pursuant to Articles 21.2 or 21.3 or otherwise), Trench shall have no obligation to provide any materials, quality standards and inspection, quality control methods, and related operational information as stated in the relevant manuals, methodology and process books or obtain any export licence. If the disposal is a disposal by Trench pursuant to Article 5.6, Trench shall permit the Company to retain copies of those manuals, books, information and materials.

(b)

The Company shall cease to use in any manner the technology and know-how licensed to the Company by Trench UK upon expiration or termination of the Technology and Know-how License Agreement or if Trench ceases to have an interest in the registered capital of the Company, whether as a result of a buy out pursuant to Articles 21.2 or 21.3 or otherwise (but not as a result of a disposal by Trench pursuant to Article 5.6).

2.2

Confidentiality

(a)

Each Party shall maintain the secrecy and confidentiality of, and not disclose to any third party or person, any proprietary, secret or confidential data and information relating to the Company, its business operations, the Products, or any information disclosed to the Party by the other Party at any time during or for the purpose of the negotiation of this JV Contract or the establishment or operation of the Company.

(b)

The Parties further agree not to use any know-how, data and information relating to the Company, its business operations, the Products, or belonging to the other Party for their own purposes or for any purpose other than the implementation of the Company's business.

(c)

Each Party agrees to abide by these obligations of confidentiality and non-use during the Joint Venture Term, or for so long as the Company continues to exist, and for a period of five (5) years thereafter.

(d)

The Parties shall cause their directors, staff, and other employees, and those of their subsidiaries or affiliated companies, also to be bound by and comply with the confidentiality obligations set forth in paragraphs (a), (b) and (c).  To this effect, an undertaking of secrecy and non-use, in form and substance satisfactory to Trench, shall be included in all of the labor contracts signed by the Company.

(e)

The provisions and obligation of this Article 7.2 shall survive the termination of this JV Contract and the liquidation of the Company.

3.

RIGHT TO USE THE SITE; UTILITIES

3.1

Land Use Rights of the Company

(a)

In accordance with the Provisional Regulations Concerning the Grant and Assignment of the Right to Use State Land in Urban Areas, under the Original JV Contract Party A contributed, and under this JV Contract Party A shall continue to contribute, to the Company the land use rights to all 7969 square meters of the Site as marked on Schedule 2 for the full Joint Venture Term and for as long as Trench or Party B have an interest in the registered capital of the Company. The terms and conditions of the contribution of the land use rights are set forth in the Site Use Contract attached hereto as Appendix E.

(b)

Under the Original JV Contract Party A arranged, and under this JV Contract, Party A shall continue to arrange, that the land use rights to the Site contributed to the Company include the right to pass through adjacent property to the nearest public roads to enable the Company fully and freely to access the Site and to conduct thereon the activities contemplated by this JV Contract, whether or not there is presently such a right in connection with the Site.

(c)

Under the Original JV Contract, the actual area of the Site was verified by an independent certified surveyor chosen by both Parties.

3.2

Grant Fee, Land Use Fee and Land Use Tax

Party A shall be responsible for any land use taxes and fees or land registration fees associated with the Site as agreed in the Site Use Contract, the Company shall pay an annual land use fee to Party A for the contribution of land use right to the Site as marked on Schedule 3 calculated as 2% percent of the total land use fees paid by Party A in respect of the 400,000 square meter Dongerdao site.

3.3

Registration of the Site Use Contract

In accordance with the Provisional Regulations Concerning the Grant and Assignment of the Right to Use State Land in Urban Areas under the Original JV Contract, Party A carried out formalities to register the contribution of land use rights to the Company pursuant to the Site Use Contract with the relevant land administration authorities recognizing the Company's right to use the Site for the Joint Venture Term, and under this JV Contract, Party A shall maintain such registration.

3.4

 Condition of the Site and Factory

The Factory buildings which Party A contributed and the land use rights to the Site which Party A contributed to the Company under the Original JV Contract is free and clear of all liabilities, claims, encumbrances and rights of third parties, including any structure other than the Factory buildings and equipment specified in Article 5.3(a) and Schedule 1 hereof together with the facilities ancillary thereto. Party A guarantees that the Factory buildings and the Site are in total compliance with all requirements of environmental regulations.  Party A further agrees that Party A will continue to bear responsibility for the environmental conditions existing on the Site as of the date of transfer to the Company. The Company shall bear responsibility for the environmental conditions which are caused after the date of transferring the Site and the Factory buildings by Party A to the Company.

The Factory buildings and the land use rights to the Site are free and clear of any other production facility or any users, tenants or other occupants of the Factory space. Party A guarantees that the Factory and the civil engineering structures on the Site whose construction was organised by Party A are in total compliance with all requirements of building codes, utility codes, fire codes, occupational safety codes and all other similar regulations issued by all relevant government authorities.

3.5

Utilities to Factory Buildings

Party A warrants that the existing Factory buildings which were provided to the Company by Party A under the Original JV Contract as part of its capital contribution is as set forth in Article 5.3(a) and Schedule 1 hereof and is connected to be public water, electricity, steam, heating, sewer and telecommunications systems, including at least one telephone line and one telefax line, and that the supply of water, power, and telecommunications to the Factory buildings necessary in the first stage shall be continuous and uninterrupted in accordance with the specifications and conditions set forth in the Feasibility Study Report, but Party A shall not be responsible for interruptions of water, power and telecommunications caused by third parties.

3.6

Supply of Utilities and Telecommunications Facilities

In the event that the Company does not have a sufficient supply of utilities, including telecommunication facilities, the Company shall apply to the local Planning Commission, local Utilities Bureau, Power Supply Bureau, Telecommunications Bureau and other relevant departments, who shall review the situation and pursuant to the approved Feasibility Study, give priority to the Company in the supply of such utilities.  The prices for such supply shall be in Renminbi and shall be no more than those charged to domestic enterprises in the same industry.

4.

MARKETING AND SALES OF PRODUCTS

4.1

Marketing Policy

Given the demand for the high quality bushings in the PRC, the Parties contemplate that the bulk of the Products will be sold on the domestic Chinese market. The Company shall establish a marketing strategy; to be approved by the Board, for sales in the PRC. The marketing strategy will govern sales activities and policies of the Company.

The Parties also contemplate that, provided the Products meet Trench's specifications and quality standards and are priced to be competitive in the international market place, part of the Products produced by the Company shall be exported and sold in the international market.

The Company shall price and sell its products as it determines in its own discretion in the international market in foreign exchange or in the domestic market.

4.2

Export Sales of the Company's Products

All Parties confirm the Export Sales Agreement and amended by the Amendment Agreement and the Company and Trench reaffirms the parties respective obligations and rights thereunder.

4.3

Domestic Sales and Distribution of Company Products

Products sold by the Company in the domestic Chinese market may be sold through direct sales by the Company through its head office, branches, subsidiaries, affiliates or agents, as decided by the Board. The sales prices of such Products to be sold on the domestic Chinese market shall be decided by the General Manager within the budgetary guidelines as approved by the Board.

4.4

Payment Terms

All orders, credit terms and letters of credit from customers shall be approved by the General Manager who shall establish appropriate management structures to ensure the efficient operation of the business, and all cash payments or payment transfers from customers shall be made directly to the Company at the place within PRC and in the manner designated by the Company.

4.5

Export of Other Products

Trench may need to purchase materials and commodities from the PRC for its own operations outside of China. The Company may apply to the relevant authorities for permission to purchase materials and commodities from suppliers in the Chinese domestic market and export such materials and commodities for sale to purchasers abroad, such as Trench. To the extent that export licenses are required for any of these materials and commodities, the Company shall apply to, and the export licenses shall be granted by, the Fushun Commission for Foreign Economic Relations and Trade, Liaoning Province.

4.6

Branch Offices

The Company may, as it deems necessary and after approval by the Board, establish branch organizations within or outside of the PRC to promote the sale of the Products, and to provide information and advice to customers of the Company with respect to the uses and applications of the Products.

4.7

Trademarks, Name and Trademark License

The Parties agree that the Company shall cease to use Reyrolle trademark before the expiration of the Year 2002, or such earlier date determined by the Board. The Company and the Parties agree that on that date, the trademark licence agreement under which the Reyrolle trademark is licensed to the Company shall automatically terminate.  If so determined by the Board, the Company shall sign the royalty and other charge free Trademark License Agreement with Trench or its relevant affiliate in a form determined by the Board. The trademarks used on the Products by the Company shall be used in accordance with the terms and conditions specified in the Trademark License Agreement. In addition, subject to the approval of the Board, new trademarks may be added. The Company shall cease to use in any manner the trademarks licensed to the Company by Trench upon expiration or termination of the Trademark License Agreement and if Trench ceases to have an interest in the registered capital of the Company (whether as a result of a disposal pursuant to Article 5.6 or a buy out pursuant to Articles 21.2 or 21.3 or otherwise).

5.

THE BOARD OF DIRECTORS

5.1

Directors & Chairman

(a)

The Board shall consist of six (6) directors, two (2) of whom shall be appointed by Party B and four (4) of whom shall be appointed by Trench.  Party A waives any right to and shall not appoint any director to the Board. Each time directors are appointed, the appointing Party shall notify the other Parties of the names of its appointees.

(b)

Each director shall be appointed for a term of four (4) years.  Any director may be removed by, and may serve consecutive terms if reappointed by, the Party which originally appointed him. The term of appointment of the members of the Board appointed under this JV Contract shall commence on the Effective Date.  If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director or by the removal of such director by the Party which originally appointed him, the Party which originally appointed such director shall appoint a successor to serve out such director's term.

(c)

A director appointed by Trench shall serve as the Chairman of the Board and a director appointed by Party B shall serve as the Vice-Chairman of the Board.  The Chairman shall be the legal representative of the Company and shall exercise such authority as shall be authorised by the Board. Whenever the Chairman of the Board is unable to perform his responsibilities, he shall authorise the Vice-Chairman or any one director to represent him.  At Board meetings, each director (including the Chairman and Vice-Chairman) shall have only one vote if acting in person and one vote for every director for whom he is acting as proxy.

5.2

Powers of the Board

The Board shall be the highest authority of the Company.  The Board shall be responsible for making all important decisions of the Company.

5.3

Board Meetings

(a)

Meetings of the Board shall, in general, be held in such place, whether within China or outside China, as may be agreed by the Chairman and the Vice-Chairman and, if there is no such agreement, in Shanghai or outside China in alternate order, at least two (2) meetings every year.  Meetings of the Board may also be held by way of telephone conferencing or video conferencing.  A director may appoint a proxy to represent him at a Board meeting.

(b)

Each Board meeting requires a quorum of not less than four (4) directors (or their proxies).  Party B and Trench shall use their respective best endeavours to ensure that as many as possible of the directors respectively appointed by them will attend Board meetings or that such directors shall appoint proxies to attend in their place in the event that they are unable to attend in person.  Decisions adopted at any Board meeting at which a quorum is not present are invalid.  If a director, without good reason, does not attend the Board meeting, nor does he appoint proxy to attend in his place, he shall be deemed to have attended the Board meeting and have abstained from voting.

(c)

If a quorum is not present, the Chairman shall send notice to all directors within 48 hours, and call a subsequent Board meeting (the "adjourned meeting") with an identical agenda to be convened within the following five (5) working days.  If a quorum is still not present at the adjourned meeting, then the Chairman shall send notice to all directors within 48 hours, and call a subsequent Board meeting (the "second adjourned meeting") with an identical agenda to be convened within the following five (5) working days.

(d)

Prior to the end of each Board meeting, the directors shall determine the date on which the next Board meeting ("next Board meeting") is to be held.  In the event of any change in the date on which the next Board meeting is to be held, the Chairman shall, subject to Article 10.3(c), give to each other director not less that ten (10) days' prior written notice of the new date for the next Board meeting. The Chairman shall also ensure that each other director is, subject to Article 10.3(c), given no less than ten (10) days' prior written notice of the place and agenda of the next Board meeting as well as the texts of all resolutions which are proposed to be adopted at the next Board meeting. The Chairman and the Vice Chairman shall determine the agenda for the next Board meeting. If the Chairman and Vice Chairman do not agree the agenda, then the Chairman may determine the agenda and Vice Chairman may add to the agenda, but not delete or amend items already on the agenda determined by the Chairman, and the Chairman cannot delete or amend the items added by the Vice Chairman.

(e)

The first Board meeting and (subject to Article 10.3(c)) any interim Board meeting shall be called by the Chairman by not less than ten (10) days' prior written notice as to time, place and the agenda of the meeting as well as the texts of all resolutions which are proposed to be adopted at such meeting.

(f)

Any notice served under Articles 10.3(d) and 10.3(e) shall be in both the Chinese and English languages and shall be given by telex or facsimile (and confirmed by letter sent by registered post) to each director.  The directors may in writing unanimously waive the notice requirements of Articles 10.3(d) and 10.3(e) and consent to a meeting being held on short notice.

(g)

In lieu of a Board meeting, a written resolution may be adopted by the Board if such resolution is sent to all the members of the Board and signed in one or more counterparts by all the directors of the Board.

(h)

Resolutions involving the following matters shall only be adopted at a duly constituted and convened meeting of the Board, upon the unanimous affirmative vote of each director voting in person or by proxy at such meeting: -

 (i)

amendments to the Articles of Association;

 (ii)

merger or demerger of the Company;

 (iii)

dissolution of the Company;

 (iv)

any increase in or reduction or assignment of the Company registered capital.

(i)

Resolutions involving the following matters shall be adopted by the affirmative vote of a majority of directors (including the approval by at least one director or his proxy appointed by Party B) or their proxies present at a duly constituted Board meeting:

 (i)

approval of the final audited accounts; and

 (ii)

approval of the annual profit distribution plan.

(j)

Save as otherwise provided in these Articles, issues other than those referred to in Articles 10.3(h) and 10.3(i) shall be adopted by the affirmative vote of a majority of the directors (or their proxies) present at a duly constituted Board meeting.

(k)

Prior to being submitted to the Board for approval, the draft Annual Budget will be submitted to the Board members so that the Board members may exchange comments on the draft Annual Budget.

5.4

Remuneration

The directors shall, unless the Board determines otherwise, serve without any remuneration for the performance of their duties, save that (i) the directors shall be reimbursed by the Company for their expenses incurred in attending meetings of the Board (including, without limitation, all costs relating to travel, food and lodging); and (ii) the directors shall be entitled to receive remuneration and reimbursement in relation to special tasks assigned to them by the Board under a budget approved by the Board.

6.

MANAGEMENT

6.1

Management Organisation

(a)

The Company shall establish a management organization which shall be responsible for its daily management.  The management organization shall have one (1) General Manager and one (1) Deputy General Manager.

(b)

The General Manager and the Deputy General Manager shall each be individuals with suitable qualifications and experience and shall be appointed by the Board.  During the rest of the Joint Venture Term, the position of General Manager shall be filled by a person appointed by Trench, and the position of the Deputy General Manager shall be filled by a person appointed by Party B.  Their terms of office shall be four (4) years and they may serve consecutive terms if re-appointed.

(c)

The Board may, after consultation with Trench dismiss the General Managerand a new General Manager shall be appointed as provided in Article 11.1(a) and (b). The Board may, after consultation with Party B dismiss the Deputy General Manager and a new Deputy General Manager shall be appointed as provided in Article 11.1(a) and (b).

(d)

The General Manager shall be responsible for the day-to-day operations of the Company and his duties shall include, without limitation:

 (i)

Carrying out the decisions of and all duties specified by the Board;

 (ii)

Organizing and conducting the daily management of the Company, including all aspects of purchasing, manufacturing, marketing and pricing policy and sales of the Products;

 (iii)

Monitoring the quality of the Products;

 (iv)

Unless the Board shall determine otherwise, having the authority to make or commit the Company to make (a) business expenditures in the ordinary course of its business (including for payroll, for purchases of materials, equipment, components, spare parts and supplies and for other normal operating expenditures), (b) business expenditures which are provided for in the Annual Budget or which are approved by the Board, and (c) single business expenditures or a related series of business expenditures outside the ordinary course of business of the Company not in excess of an amount approved by the Board;

 (v)

Preparing as requested by the Board reports on the business activities of the Company;

 (vi)

Preparing and organizing for the Board to review the Annual Budget and financial reports of the Company;

 (vii)

Signing contracts on behalf of the Company and implementing such contracts;

 (viii)

Signing employment contracts, recruiting, rewarding, disciplining and dismissing staff and workers of the Company and determining their respective duties and responsibilities;

 (ix)

Representing the Company before customers and governmental organizations on issues concerning the Company's activities; and

 (x)

Supervising all day-to-day financial and commercial matters of the business of the Company in accordance with policies stipulated by the Board, including, but not limited to, accounting, bank accounts, repayment of loans and interest, foreign exchange transactions, terms of trade, computers and business systems, materials, equipment, components and spare parts sourcing and buying policies, logistics, legal matters, taxation and remittances.

(e)

The General Manager shall be responsible to the Board for his actions.  The Board may determine other specific powers and duties of the General Manager.  The remuneration of the General Manager shall be determined by the Board.

(f)

The General Manager shall provide to the Board a written summary of all transactions of the Company with Related Companies, with such frequency as the Board requires. If any member of the Board requests further details about any such transaction, the General Manager shall provide promptly those details.

6.2

Limit on General Manager’s authority

The following matters shall be beyond the scope of the authority of the General Manager and shall require the approval of the Board:

(a)

The approval of the Annual Budget;

(b)

Any disposal of assets of the Company other than those assets of a value below an amount determined by the Board;

(c)

Entry by the Company into new partnership or business ventures;

(d)

Commencement or cessation of any business operation of the Company;

(e)

Creation of indebtedness by the Company other than in the ordinary course of business;

(f)

Making of any loan or advance by the Company other than in the ordinary course of business;

(g)

Write-off or devaluation of assets of the Company (other than standard depreciation);

(h)

Capital expenditures above an authorized limit to be established by the Board;

(i)

Mortgage, pledge or creation of any charge on assets of the Company;

(j)

Provision of any guarantee by the Company above an authorized limit to be established by the Board;

(k)

Donations or ex-gratia payments by the Company above the amount provided in the Annual Budget;

(l)

Acquisition by the Company of any share capital or securities of any other company;

(m)

Salaries and other terms of employment for the Management Personnel of the Company, as determined by the Board;

(n)

The making of a material change in the nature or geographical area of the business of the Company;

(o)

The creation of any bonus or profit sharing schemes or incentive compensation scheme for Management Personnel of the Company;

(p)

The commencement or settlement of any litigation, arbitration or other legal or administrative proceedings; and

(q)

The granting of any power of attorney or other delegation of power on behalf of the Board.

(r)

The entry by the Company into any contract above an authorized limit to be determined by the Board.

6.3

Deputy General Manager

(a)

The Deputy General Manager shall report to the General Manager.  Unless the General Manager or the Board shall determine otherwise, the Deputy General Manager's duties shall include, without limitation:

 (i)

Assisting the General Manager in interviewing applicants for management positions with the Company;

 (ii)

Assisting the General Manager in implementing Board decisions;

 (iii)

Coordinating Party B's activities with the Company;

 (iv)

Assisting the General Manager in preparing reports for the Board; and

 (v)

Assisting the General Manager in Trade Union meetings.

(b)

The remuneration of the Deputy General Manager shall be determined by the Board.

6.4

No Conflict

None of the General Manager, the Deputy General Manager or the finance manager shall hold any other post concurrently, of a managerial kind, in any other economic organization without the approval of the Board.  None of the General Manager, the Deputy General Manager or the finance manager shall be associated with any enterprise to the detriment of the interests of the Company, including any economic organization engaged in commercial competition with the Company.

6.5

Other personnel

(a)

The Company may also have such other Management Personnel to be managers of departments as the General Manager shall determine with the consent of the Board.  Management Personnel of the Company may include Chinese and foreign nationals as the General Manager shall determine.  The Management Personnel shall be responsible for the works in various departments. They shall also handle matters assigned to them by the General Manager or the Deputy General Manager and be responsible to them.

(b)

Party A and Party B specifically acknowledge and agree that Trench may retain or employ such personnel on behalf of the Company and that salaries, expenses and benefits incurred in retaining or employing such personnel after the Date of Establishment shall be expenses of the Company, regardless of where such salaries are paid and regardless of whether such personnel have been formally retained or employed by the Company.

6.6

Neglect of Duty

In the event of graft or serious breach or neglect of duty on the part of the General Manager or the Deputy General Manager, the Board shall have the power to dismiss him at any time. The General Manager shall have the authority to dismiss any manager or subordinate who has committed graft or has seriously breached or neglected his duty.

7.

PURCHASES OF EQUIPMENT AND MATERIALS

7.1

Purchases in the PRC

After the commencement of its operation, the Company shall make its purchase of required power, other raw materials and fuel, parts, means of transportation and articles for office use, etc. inside the PRC, according to the terms and conditions of procurement, quality, quantity, pricing, and delivery terms and dates that are competitive and in the best interest of the Company. Materials and supplies that are purchased by the Company in the PRC shall be at the same prices as are charged to PRC domestic enterprises and shall be paid for in Renminbi, unless the Company otherwise agrees.

7.2

Purchases from Abroad

Taking into consideration the Company's specifications with respect to quality, quantity, price, and delivery terms and dates, the Company shall procure materials and supplies from sources or abroad as may be determined to be in the best interest of the Company. For items purchased from abroad, the Company shall give preference to procurement from Trench and suppliers recommended by Party A or Party B or Trench if the quality, quantity, price and delivery terms are competitive.

8.

LABOUR MANAGEMENT

8.1

Labor Plans

Subject to the guidelines established by the Board, the General Manager shall be responsible for handling such matters as recruitment, employment, dismissal, resignation, wages labor protection, welfare benefits and labor discipline of the staff and workers of the Company.  In handling such matters, reference shall be made to the Labor Law of the People's Republic of China, the Provisions on Labor Management in Foreign Investment Enterprises and other relevant Chinese laws and regulations for review and approval by the Board.

Provisions relating to the employment, dismissal, resignation, remuneration, welfare, benefits, rewards, discipline, punishments and labor insurance of the staff and workers of the Company shall be specified in labor contracts to be entered into by and between the Company and each individual staff member and worker of the Company.  The form of labor contract to be used for local personnel shall be developed by the Board.

8.2

Recruiting and Hiring

The Company shall recruit its staff and workers in accordance with policies determined by the Board.  All candidates for employment with the Company, including those recommended by Party A and Party B, shall take an examination administered by the General Manager.  Only those candidates who receive the best results in the examination shall be employed for a six-month probationary period and only after successful completion of the six-month probationary period shall be formally employed by the Company.

The Company shall make efforts to place selected persons from Party A and Party B in positions within the Company organisation. It is understood by all parties that any such persons must possess appropriate qualifications as determined by the management of the Company in order to transfer to the Company and that there is no guarantee that said persons will qualify or be assigned to their job of preference. The management of the Company will make fair evaluations of the candidates prior to determining their suitability for employment in the Company.

8.3

Trade Union

The Company may establish a trade union organization in accordance with the relevant provisions of the Joint Venture Regulations. The Company shall contribute to the trade union fund for such trade union use in accordance with the applicable law of the PRC on the management of trade unions.

8.4

Work Force

To meet the production capacity the Company will have a total work force as at the Effective Date of 89 individuals (including foreign expatriate personnel). The General Manager shall, within the budgetary guidelines set by the Board determine any increase or decrease in the number of employees needed for the efficient operation of the Company.

8.5

Labor Contracts

Provisions relating to the employment, dismissal, resignation, remuneration, welfare benefits, rewards, discipline, punishments and labor insurance of the staff and workers of the Company shall be specified in a labor contract in such form as is determined by the Board from time to time.

8.6

Wages and Other Compensation of Local Personnel

In accordance with the relevant Chinese laws and regulations, the compensation of the Company's local personnel, including annual increases and bonuses, shall be decided by the Board taking into account the recommendations of the General Manager as to such personnel's ability and skills. Any annual increases shall be decided by the Board.

Compensation of local senior employees shall be directly decided by the Board.

8.7

Housing of Local Personnel

In accordance with the relevant Chinese laws and regulations, the Company shall pay an amount each month for each as housing subsidy when required by local government regulation.

8.8

Terms and Conditions of Expatriate Employment

The employment, remuneration, social insurance, welfare benefits, travel allowance, and overseas allowances of expatriate personnel recommended by Trench shall be discussed and decided by the Board. The Parties agree that the salary and welfare benefits of expatriate personnel shall be determined by reference to Trench's Expatriate Employee Policies and with reference to the salary and benefits of comparable expatriate personnel in other Chinese-foreign joint ventures in the area of northern China.  Housing shall be provided by the Company to the General Manager and other expatriate personnel at a standard acceptable to Trench.

8.9

Disciplinary Action

In accordance with the relevant Chinese laws and regulations and the guidelines set forth by the Board, the General Manager shall have the right to take disciplinary action against staff and workers by giving warnings recording demerits or reducing salaries or wages. Staff and workers who commit serious offences, who prove to be incompetent or unsuited for the work to be performed by them, or who are redundant, may be dismissed by the General Manager. Dismissal of any staff member or worker shall be reported to the local labor bureau for the record. Dismissal of division managers shall be handled by the General Manager in accordance with the provisions of Article 11.1(d).

9.

STATUS OF THE COMPANY

9.1

General

The Parties and/or the Company as may be appropriate in order to receive the necessary approval, shall apply to obtain for the Company and the Parties the benefits of the most favourable applicable tax exemptions, reductions, incentives privileges and preferences which are now or in the future become obtainable under Chinese law or treaties or international agreements to which the PRC is or may become a party.

9.2

Technologically Advanced Enterprise Status

The Company shall apply for Technologically Advanced Enterprise Status when appropriate following the license of the technology and know-how from Trench to the Company pursuant to the Technology and Know-how License Agreement.

9.3

Foreign Exchange Status

The Parties acknowledge that the SAFE's confirmation, after establishment of the Company, that the Company can receive foreign exchange, obtain a Foreign Investment Enterprise Foreign Exchange Registration Certificate, maintain a foreign exchange bank account and have access to foreign exchange conversion at bank during the Joint Venture Term as necessary is an essential and decisive condition to the formation and success of this joint venture project.

9.4

Preferential Treatment

The Company and the Parties shall do their utmost individually and jointly when necessary and possible to ensure the most preferential treatment that can be obtained for the Company pursuant to the laws and regulations of the PRC.

10.

TAXATION

10.1

Corporation Taxes

The Company shall pay taxes in accordance with the stipulations of relevant Chinese laws and regulations taking into consideration the various preferential tax treatments given by the State to joint venture companies, including those provided by the Investment Encouragement Provisions for Technologically Advanced Enterprises, as well as the various types of preferential treatment given by the Government of Liaoning Province or other local government to joint ventures using Chinese and foreign investment. In the event that new laws or regulations permit more favourable taxation for joint ventures at a later date, the Company shall be entitled to apply for the benefit of the relevant new tax law or regulation.

10.2

Duties and Taxes on Imports

In accordance with the Joint Venture Regulations and other relevant regulations, the Company shall be exempted from customs duties, value added taxes and other similar taxes, levies and charges on machinery, equipment, vehicles and other necessary supplies and materials imported as capital contributions pursuant to the provisions of the Original JV Contract and/or this JV Contract, as well as for those purchased abroad with funds within the total amount of investment. The Company shall use its best endeavours to obtain the maximum preferential customs and tax treatment permitted by the relevant regulations. Any duties or other levies and charges to be paid in the PRC shall be paid in Renminbi.

10.3

Exemptions and reductions

Without limiting the generality of Articles 15.1 and 15.2:

(a)

The Company shall be entitled to apply for exemptions and reductions from income taxes, custom duties and other taxes assessed in the PRC in accordance with the tax laws of PRC.

(b)

Party A and Party B shall assist the Company in applying for tax and duty exemptions and reductions within the PRC to the extent requested by the Company.

10.4

Individual Income Taxes of Personnel

Personnel of the Company shall pay individual income tax in the PRC in accordance with the tax laws of the PRC.  The Company is responsible for withholding the income tax of its Personnel only as required by PRC tax law.

11.

FINANCIAL AFFAIRS AND ACCOUNTING

11.1

Accounting System

(a)

The chief financial officer of the Company, under the supervision of the General Manager, shall be responsible for the financial management of the Company.  Among his duties, the chief financial officer shall organize the compilation of financial statements. The chief financial officer shall report to the General Manager and the Board.

(b)

The Company shall adopt the internationally practised accrual basis of accounting and the debit and credit method for book keeping, and shall prepare complete, accurate and appropriate financial and accounting books and records satisfactory to both Parties and the Board and in accordance with the Enterprise Accounting System of the People's Republic of China and relevant financial systems, taking into account Trench's financial accounting system and needs.

(c)

Every month, and within thirty (30) days of the end of each fiscal year of the Company or such other period the Board determines, the chief financial officer shall prepare financial statements for the Company, including a balance sheet, income and profit and loss statement. The chief financial officer shall also prepare, on a quarterly basis and within thirty (30) days of the end of the Company's fiscal year or such other period the Board determines, restated financial statements of the Company in accordance with United States generally accepted accounting principles ("US GAAP") as may be required by Trench. Immediately upon their issuance, the chief financial officer shall provide copies of the said financial statements and restated financial statements to Trench and the Board.

(d)

The Renminbi shall be used as the unit of account by the Company in its financial accounting. Financial statements prepared in accordance with US GAAP pursuant to Article 16.1(c) shall be prepared in Renminbi. Cash, bank deposits, foreign currency loans as well as creditors' rights, debts, income and expenses, etc., which are denominated in currencies different from the unit of account shall be recorded in the currency of actual receipt and payment. Treatment of exchange gains and losses arising from exchange rate differences shall accord with the accounting treatment for foreign currency transactions announced by the Ministry of Finance of the PRC.

(e)

The accounting system and procedures to be adopted by the Company shall be prepared by the chief financial officer, under the supervision of the General Manager, and submitted to the Board for approval. Once approved by the Board, the accounting system and procedures shall be filed with the local department of finance and the tax authorities for the record.

(f)

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. All accounting records, vouchers and books shall be made and kept in the Chinese language, and all financial statements and reports of the Company shall be made and kept in the Chinese and English languages and copies shall be provided in a timely fashion to each Party and the Board. All important financial and accounting records and statements shall require the approval and signature of the General Manager and the chief financial officer.

(g)

Tax returns for the Company shall be prepared in accordance with the applicable laws and regulations of the PRC under the supervision of the chief financial officer and shall approved and signed by the General Manager.

(h)

At the end of each fiscal year, the chief financial officer shall provide such information as shall be necessary for the preparation of any tax returns and statements as may be required by Trench. This shall include furnishing Trench with certified copies of government receipts for corporation and income taxes paid within the PRC.

(i)

The Company shall also provide any information that may be required for the audit of any tax return by United Kingdom or Canadian authorities.

11.2

Bank Accounts

In accordance with Article 9 of the Joint Venture Law, after its business license has been issued, the Company shall separately open foreign exchange account(s) and Renminbi account(s) at branches of such bank or banks as shall be decided from time to time by the Board and/or other banks as are authorised to accept Renminbi and/or foreign exchange deposits in the PRC from a Chinese-foreign joint venture. If it deems it necessary, the Company may also, in pursuance of its operational needs and in accordance with relevant regulations, open foreign exchange accounts with financial institutions outside of the PRC.

11.3

Auditing

(a)

Subject to the approval of Boards, the Company shall engage an independent auditor registered in the PRC (not a member of either Party) who is capable of performing accounting work meeting both Chinese accounting standards for foreign investment enterprises and US GAAP, to be its auditor and to examine and verify the financial accounting of the Company. The results of the auditor's examination shall be reported to the Board and the General Manager. The Company shall submit to the Parties and to each director the audited annual accounts within 45 days after the end of the fiscal year or such other period as the Board determines, together with the audit report of the independent auditor.

(B)

Any Party shall have the right to appoint a person or persons at its own expense to audit, check and examine all financial accounting books of the Company. If, however, the results of any such audit are significantly different from that conducted by the Company's independent auditor and are accepted by the Board, the expense shall be borne by the Company. Such auditor shall keep confidential all documents audited by him. The Company shall permit such person to have access to the books and records of the Company and will provide the necessary office space and facilities to enable such examination to be carried out effectively. The results of such audit shall be reported to the Board or the General Manager.

11.4

Contributions to the Three Funds

To the extent required by Chinese law, the Company shall set aside a certain amount of money from its after tax profits each year for the Reserve Fund, the Enterprise Development Fund and the Bonus and Welfare Fund for Staff and Workers ("Funds") in accordance with the stipulations in the Joint Venture Law. The amount to be set aside annually for these Funds shall be discussed and decided by the Board according to the business situation of the Company. In general, the total amount set aside each year shall not exceed twenty percent of after tax profits.

When the cumulative aggregate of the funds in the Reserve Fund equals the percentage set by the Board from time to time under the Chinese laws of the registered capital of the Company, the Company need not make further allocations to this fund.

Within the limits of the law and regulations of the PRC, all money placed in the Funds maintained by the Company as provided in this Article 16.4 shall, if the Board so determines, be placed by the Company with first rank banks or financial institutions in the PRC or abroad, providing the best obtainable terms of remuneration for such Funds, as approved by the Board.

11.5

Distribution of Profits

(a)

It is agreed that a profit distribution of all distributable funds after payment of taxes, reserve funds, etc. be made each year unless the Board decides otherwise.

(b)

Unless the Board decides otherwise, all after-tax profits (remaining after contributions to the Reserve Fund and the Welfare and Bonus Fund referred to in Article 16.4) shall be distributed to the Parties in proportion to their respective shares in the registered capital of the Company, subject to the application of dividend payable to Party A towards satisfaction of Party A's obligations under Article 6.1(k)(ii).

(c)

In accordance with the relevant laws and decrees promulgated by the government of the People's Republic of China, the Board shall decide upon a profit distribution plan, and the Company shall declare the distribution of profits within one hundred and twenty (120) days after settlement of the annual accounts. No profits may be distributed until all accumulated losses have been made up. Accumulated retained profits may be distributed together with the profits for the current year. The Company shall distribute profits in foreign exchange or RMB in a accordance with the ratio of the respective equity shares of the Parties. Until such time as the RMB is a freely convertible currency, the foreign Party shall have propriety to available foreign exchange profits (if any).

(d)

Profits distributed to Trench may be freely remitted out of China in accordance with relevant foreign exchange regulations.

12.

FOREIGN EXCHANGE

12.1

General

(a)

All foreign exchange matters of the Company shall be handled in accordance with relevant PRC foreign exchange regulations (the "Foreign Exchange Regulations").

(b)

In accordance with the Provisional Regulations for the Administration of Foreign Exchange Settlement, Sales and Payments and the Provisional Measures for the Administration of Foreign Exchange Accounts, the Company shall be granted a "Foreign Investment Enterprise Foreign Exchange Registration Certificate".

12.2

Foreign Exchange Requirements of the Company

(a)

The foreign exchange funds of the Company (such as foreign exchange capital invested and foreign currency loans) shall be transferable into the PRC and shall be deposited in the foreign exchange account of the Company. Subject to the provisions of this Article and the Board's determination, all foreign exchange payments of the Company shall be paid out of the above-mentioned foreign exchange accounts.

(b)

All payments by the Company to Trench and to any expatriate employees of the Company shall be made in such currency as the Board determines. Trench shall have the right to remit outside of China all payments made to it by the Company, including amounts paid to it upon dissolution of the Company. Unless otherwise specified in this JV Contract or in contracts entered into by the Company, all expenses, loan repayments, labor compensation and other charges of the Company paid to Chinese enterprises or nationals shall be paid in Renminbi.

12.3

Applicable Foreign Exchange Rate

In the determination of the foreign exchange rate applicable to the conversion of Renminbi to foreign currency or vice versa, the applicable rate shall be the rate quoted by the People's Bank of China on the date the operation occurs.

12.4

Appropriation of Foreign Exchange Available

The foreign exchange income of the Company shall be used in accordance with the Board's determination, subject to Article 17.1.

13.

INSURANCE

13.1

General

Various types of insurance of the Company shall be purchased from insurance companies permitted by PRC law to provide insurance coverage to Chinese-foreign joint ventures.

13.2

Types of Coverage

The exact types of coverage, the value and the term of insurance shall be discussed and decided at a meeting of Board of the Company in accordance with the recommendation of the General Manager based on the practice of similar businesses in other countries and the practice and legal requirements in the PRC. Such coverage shall include adequate property insurance covering the Factory building, contents and other first party risks of the Company. The Company shall also maintain product liability insurance, third party liability insurance and other relevant insurance coverage in order to protect the Company, its employees, agents and other appropriate parties from claims.

14.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

14.1

Representations and warranties of Party A

Party A hereby represents and warrants to Party B and Trench as follows:

(a)

Party A is a state-owned enterprise duly organized and validly existing as a legal person under the laws of the PRC.

(b)

Party A has full legal right, power and authority to execute and deliver this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Party A is a party and to observe and perform its obligations hereunder and thereunder.

(c)

Party A has taken all appropriate and necessary corporate action to authorize the execution and delivery of this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Party A is a party and to authorize the performance and observance of the terms and conditions hereof and thereof.

(d)

Party A has obtained all consents, approvals and authorizations necessary for the valid execution and delivery of this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Party A is a party and to observe and perform its obligations hereunder and thereunder; provided however, that this JV Contract is subject to the approval of the Approval Authority before the same may become effective.

(e)

At the time of contribution to the registered capital of the Company, (which was before the Effective Date) Party A had all right, title and interest in the factory building and equipment described in Article 5.3(a)(i) and Schedules 1 and 2, and such assets were not subject to any liens, security interests, charges or other encumbrances. The Company now has all right, title and interest in such assets, free and clear of any liens, security interests, charges or other encumbrances.

(f)

Party A represents and warrants that the land and premises described in Article 5.3(a)(i) and on Schedules 1 and 2 used by the Company, pursuant to this JV Contract and the Site Use Contract are free from contamination of any nature whatsoever and any other environmental problems.

14.2

Representations and warranties of Party B

Party B hereby represents and warrants to Party A and Trench as follows:

(a)

Party B is a validly existing enterprise legal person of the PRC, in good standing under the laws of the PRC, and has the full power and right to conduct its business within the scope of its business licence;

(b)

Party B has full legal right, power and authority to execute and deliver this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Party B is a party and to observe and perform its obligations hereunder and thereunder.

(c)

Party B has taken all appropriate and necessary corporate action to authorize the execution and delivery of this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Party B is a party and to authorize the performance and observance of the terms and conditions hereof and thereof.

(d)

Party B has obtained all consents, approvals and authorizations necessary for the valid execution and delivery of this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Party B is a party and to observe and perform its obligations hereunder and thereunder; provided however, that this JV Contract is subject to the approval of the Approval Authority before the same may become effective.

(e)

Party B has, or at time of contribution will have, all right, title and interest in the cash described in Article 5.3(d), which it has agreed to contribute to the registered capital of the Company.

14.3

Representations and Warranties of Trench

Trench hereby represents and warrants to Party A and Party B as follows:

(a)

Trench UK and Trench Canada are corporations duly organized, validly existing and in good standing in its respective country of incorporation.

(b)

Trench UK and Trench Canada have full legal right, power and authority to execute and deliver this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract and to which Trench is a party(ies) and to observe and perform its obligations hereunder and thereunder.

(c)

Trench UK and Trench Canada have taken all appropriate and necessary corporate action to authorize the execution and delivery of this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Trench is a party(ies) and to authorize the performance and observance of the terms and conditions hereof and thereof.

(d)

Trench UK and Trench Canada have obtained all consents, approvals and authorizations necessary for the valid execution and delivery of this JV Contract and Articles of Association and all of the contracts and documents referred to in this JV Contract to which Trench is a party(ies), and to observe and perform its obligations hereunder and thereunder; provided, however, that this JV Contract is subject to the approval of the Approval Authority before the same may become effective.

(e)

Trench UK and Trench Canada have, or at time of contribution had and will have, all right, title and interest in the cash described in Article 5.3(d) and the equipment described in Article 5.3(a)(ii) and Schedule 3, which it has agreed to contribute to the registered capital of the Company. The equipment is not subject to any liens, security interests, charges or other encumbrances. Upon transfer of such equipment to the Company, the Company had all right, title and interest in such equipment, free and clear of any liens, security interests, charges or other encumbrances.

(f)

Trench UK and Trench Canada have all right, title and interest to license the technology and know-how described in Article 5.3(a)(ii) and Appendix B, and is fully authorized to provide the rights to use it on the terms described in Appendix B.

Each Party agrees to indemnify the other Party from any and all losses that may arise should any of the representations and warranties set forth in this Articles 19.1, 19.2 and 19.3 prove to be inaccurate in any respect.

15.

DURATION

15.1

Term

The term of the Company (“Joint Venture Term”) shall commence on the Date of Establishment and shall expire on the date twenty five (25) years thereafter, which is on 19 December 2020.  If extended pursuant to the provisions of Article 20.2, the Joint Venture Term shall include the extended period. If the JV Contract is terminated or the Company is dissolved pursuant to this JV Contract, the Joint Venture Term shall end upon the date of termination or dissolution.

15.2

Extension of term

Unless the Company is earlier terminated in accordance with the terms of the JV Contract, the Parties shall meet not less than one (1) year before the expiration of the term of this Company to evaluate its progress and to discuss extending the term of the Company and the existence of the Company for a further period to be agreed by the Parties.  If the Parties agree to extend the Joint Venture Term, the Board shall submit all necessary applications (to the extent then required under PRC law) to the relevant authorities to implement such extension not less than six (6) months before the expiration of the Joint Venture Term.

15.3

Non-compete

Party A, Party B and Trench hereby covenant and agree that, other than the existing joint venture (Trench Joint Venture) established by Party B and Trench and their affiliates and the establishment of the Company as provided under the Original JV Contract, neither Party A nor Party B nor Trench nor any of their subsidiaries or affiliates shall, directly or indirectly, during the Joint Venture Term and for the duration of the Trench Joint Venture, establish a bushing plant in the PRC or participate in the production and/or sale of condenser bushings up to and including 500KV in the PRC as investors, co-venturers, technology licensors, technology licensees, agents, distributors, consultants, or otherwise howsoever. The Parties further undertake to terminate or transfer to the Company any agreement with any third party relating in any way to the production and/or sale of bushing products or technology in the PRC which is or could be inconsistent with the covenants provided for in this Article 20.3. In the event that the Company fails to supply its products according to the demands of users, the Company may import parts and components from Trench to be assembled and then sold by the Company or, import bushing products for resale.

The Parties hereby covenant and agree that, notwithstanding the foregoing:

(a)

Trench and Party B are free to develop the Trench Joint Venture for the manufacture and sale of bushings;

(b)

The Company may use the technology obtained from VATR only in accordance with the terms of the Technology and Know How Licence Agreement;

(c)

Trench has purchased the rights to ERIP bushings technology acquired by Trench from VA Tech Reyrolle Limited (VATR) (the ERIP Bushings Technology) and is free to license or transfer this technology; and

(d)

Through the acquisition of or investment in an entity outside of PRC by Trench or Party B or any of their subsidiaries or affiliates, Trench or Party B may directly or indirectly acquire an interest in a bushing plant in the PRC or participate in the production and/or sale of condenser bushings up to and including 500KV in the PRC as investors, co-venturers, technology licensors, technology licensees, agents, distributors, consultants, or otherwise and such acquisition or participation shall not be a breach of this Article 20.3.  Such Party shall notify the other parties of any such acquisition or participation.

15.4

No Obligation to Renew

Trench or its relevant affiliates shall be under no obligation to renew the Technology and Know-how License Agreement, the Technical Assistance Agreement, the Trademark License Agreement or enter into any similar contract after the expiration of the Joint Venture Term. In the event that Trench ceases to have an interest in the registered capital of the Company (whether as the result of a disposal pursuant to Article 5.6, a buy-out pursuant to Article 21.2 or 21.3 or otherwise), the Technical Assistance Agreement, the Trademark Licence Agreement or enter into any similar contract (but not the Technology and Know-how Licence Agreement) shall terminate.  In the event that Trench ceases to have an interest in the registered capital of the Company, whether as the result a buy-out pursuant to Article 21.2 or 21.3 or otherwise (but not as a result of a disposal by Trench pursuant to Article 5.6), the Technology and Know-how Licence Agreement shall terminate.

16.

TERMINATION

16.1

Early Termination Notice

Trench and Party B shall (save where indicated otherwise) have the right prior to the expiration of the Joint Venture Term to give written notice to the other Parties of its desire to terminate the Company (“Termination Notice”), if the Board determines that any one of the following circumstances apply:

(a)

if the Company is unable to continue operations due to events such as bankruptcy or insolvency;

(b)

if the Company is unable to continue its operations or a Party is unable to comply with its obligations under this JV Contract due to Force Majeure which continues for a period of six (6) months or longer, the Parties having been unable to find an equitable solution pursuant to Article 24.3;

(c)

if the Company is unable to pay its debts and has not been able to renegotiate the payment terms with its creditors or reschedule its debts as they become due or is subject to a bankruptcy petition for which the Company does not file a defence or which is not withdrawn within 90 days of the issuance of the petition ;

(d)

if there is confiscation or requisition of all or a material part of the assets or revenues of the Company;

(e)

if the Business Licence or any extension or substitution thereof is terminated, cancelled or revoked;

(f)

if the imposition of any law or regulation by the Chinese government which controls  the contemplated importation of materials, equipment, components or spare parts by the Company, would render the Company unable to carry out its normal business operation. In the case of events described in paragraphs (a) to (f) (inclusive), either party may issue the Termination Notice.

If the Company is unable to continue its operations due to the failure of one of the Parties ("Breaching Party") to fulfil its obligations under this JV Contract or due to the breach of a Party's declarations, representations or warranties under this JV Contract, after notice by any other Party and the Breaching Party's failure to cure within thirty (30) days. In such case, only the non-Breaching Party may issue the Termination Notice and the non-Breaching Party shall have the right to elect whether the Company should be dissolved or whether it will buy the equity interest of the Breach Party. All parties shall be bound by such resolution and shall do all things necessary to give effect to the intent of this Article.

If one of Trench or Party B becomes bankrupt, or is the subject of proceedings for liquidation or dissolution or ceases to carry on business. In such case, only the Party which is not in bankruptcy and not subject to proceedings for liquidation or dissolution and has not ceased to carry on business may issue the Termination Notice. If Party A becomes bankrupt or is the subject of proceedings for liquidation or dissolution or ceases to carry on business, Party B shall have the first right to acquire Party A's interest and the provisions of Article 5.6 shall apply as if Party A had given notice as the Disposing Party.

16.2

Consequences of Termination Notice

(a)

If a Party gives a Termination Notice pursuant to Article 21.1, Trench and Party B shall within a one (1) month period after such notice is given commence negotiations and endeavour to resolve the matter leading to such notice.

(b)

In the event that the matter is not resolved to the satisfaction of Trench and Party B within one (1) month after commencement of negotiations or the non-notifying Party refuses to commence negotiations within the period stated above, Trench and Party B shall convene a Board meeting and the Board shall adopt any one of the following solutions:

 (i)

dissolution of the Company pursuant to a unanimous resolution of the Board and subject to the approval of the Approval Authority;

 (ii)

purchase by the Party that objects to the Company's dissolution (“Acquiring Party”) of the equity interest of the Party that is in favour of its dissolution (“Selling Party”) in accordance with Article 21.3; and

 (iii)

such other solution adopted by unanimous resolution.

16.3

Buy-out

(a)

If the circumstances described in Article 21.2(b)(ii) apply, the Parties shall commence negotiations on the purchase price of the Selling Parties' interest in the Company.

(b)

If the Parties agree to a proposed purchase under Article 21.3(a) but cannot agree on the purchase price of the Selling Parties' interest in the Company within thirty (30) days of commencing negotiations thereon, to the extent permitted by and effective under PRC Law the Parties shall refer the matter to arbitration under Article 28 for determination only of the purchase price or to fix a formula for determining the purchase price.

(c)

After the purchase price is agreed upon by the Parties, or is determined in accordance with Article 21.3(b) (which determination, in the absence of fraud or manifest error shall be final and binding on the Parties), the proposed purchase of the Selling Parties' interest by the Acquiring Party (or its nominee) shall be submitted to the Approval Authority for approval.

(d)

In the event that each of the Parties or their respective nominees wish to purchase the another Party's interest in the Company, the Acquiring Party shall be the Party which (on its own behalf or on behalf of its nominee) offers the higher purchase price (which must be in cash) per percentage interest for the other Party's interest.  In such case, the Parties shall submit their agreement regarding the proposed purchase of the Selling Parties’ interest by the Acquiring Party (or its nominee) to the Approval Authority for approval.

(e)

The Acquiring Party shall pay the purchase price in a currency acceptable to the Selling Parties within forty-five (45) days of approval by the Approval Authority.

(f)

If the Acquiring Party (or its nominee), for any reason, does not pay the purchase price in full within the aforesaid forty-five (45) day period, then it shall pay to the Selling Parties liquidated damages in US Dollars in an amount equal to two (2) per cent per month of the overdue amount.  Such liquidated damages shall accrue on a daily basis and shall be payable monthly in arrears until the full unpaid balance and accrued interest are paid in full.  The rate of interest payable shall be equal to the rate of interest charged by the People's Bank of China for deposits of US Dollars in the same amount and for the same period.

(g)

In the event that Trench cease to have an interest in the registered capital of the Company (whether as the result of a disposal pursuant to Article 5.6, a buy-out pursuant to Articles 21.2 or 21.3 or otherwise), each Party shall take all steps necessary (including the procuring of any necessary Board resolution) to ensure that the name of the Company is immediately changed so that it no longer contains any reference to Trench in English and their equivalent in Chinese.

16.4

Liquidation Procedures

(a)

In the event that a Termination Notice is issued under Article 21.1 and/or no proposed buy-out has been agreed by the Parties under Article 21.2(b) (whether or not the purchase price has been agreed) and no other alternative solution under Article 21.2(b)(iii) has been agreed within thirty (30) days of the convening of a Board meeting under Article 21.2(b) or such other period determined by the Board; or (ii) of the expiry of the Joint Venture Term, where no buy-out has been agreed, the Parties shall procure that the Board shall unanimously agree to dissolve the Company.

(b)

If the Board unanimously agrees to dissolve the Company, then the Board shall submit a dissolution application for approval by the Approval Authority.

(c)

The Board shall appoint a committee (the "Liquidation Committee") which shall have the power to represent the Company in all legal matters.  The Liquidation Committee shall value and liquidate the Company's assets in accordance with applicable Chinese laws and regulations then in force and the principles set out therein.

(d)

The Liquidation Committee shall be made up of six (6) members, of whom two (2) members shall be appointed by Party B and four (4) members shall be appointed by Trench.  Members of the Liquidation Committee may, but need not, be directors of the Company.  Either Party may appoint professional advisers, such as accountants and lawyers qualified either in China or abroad, to be members of or to assist the Liquidation Committee.  One of the members of the Liquidation Committee appointed by Trench shall be its chairman and one of the members appointed by Party B shall be its vice chairman.  The Board shall report the formation of the Liquidation Committee to the Approval Authority.

(e)

The Liquidation Committee shall conduct a thorough examination of the Company's assets and liabilities, on the basis of which it shall develop a liquidation plan which, if approved by the Board, shall be executed under the Liquidation Committee's supervision.

(f)

In developing and executing the liquidation plan, the Liquidation Committee shall use its best endeavours to obtain the highest possible price in foreign exchange for the Company's assets.  Consideration shall be given to sale of the Company's assets by public auction open to domestic and foreign bidders with a view towards sales at international market prices.  Trench shall have a right of first refusal to purchase the Company's equipment provided that such equipment is sold at an international market price. If necessary,  RMB shall be converted to foreign exchange in accordance with the relevant published laws and regulations of China.

(g)

The liquidation expenses, including remuneration to members of the Liquidation Committee, shall be paid out of the Company's assets in priority to the claims of other creditors.

(h)

After the liquidation or division of the Company's assets and the settlement of all of its outstanding debts, and the distribution of undistributed profits and allocation of various funds in accordance with PRC law, the balance of its assets (subject to any potential tax liability) shall be paid over to the Parties in proportion to their respective contributions to the registered capital of the Company.

(i)

On completion of all liquidation procedures, the Liquidation Committee shall submit a final report approved by the Board to the Approval Authority, submit the Business Licence to the FAIC for cancellation and complete all other formalities for nullifying the Company's registration, whereupon these Articles shall terminate.  Trench shall have a right to obtain copies of all of the Company's accounting books and other documents but the originals thereof shall be left in the care of Party B.

16.5

Foreign Exchange

Upon liquidation of the Company, the proceeds of the liquidation shall be promptly paid out to all Parties in accordance with their respective proportions of the registered capital.  Any and all amounts payable to Trench, either by Party A or Party B pursuant to Article 21.3 or by the Liquidation Committee pursuant to Article 21.4, shall be paid promptly to Trench in foreign exchange for remittance to a bank outside China to the extent permitted by relevant Chinese laws and regulations at that time.

16.6

Continuation of Similar Business After Liquidation

Notwithstanding the liquidation of the Company, either Party B or Trench may conduct or continue to conduct business developed independently of the Company, provided that if any business of Party B or Trench uses a substantial portion of the Company's assets (including without limitation, technology, trade secrets and know-how, business methodology and Confidential Information) to conduct a business substantially similar to the business of the Company, such Party shall compensate the other Party as if the other Party had been bought out in accordance with Article 21.3. Notwithstanding the liquidation of the Company, Party A may not conduct any business using any portion of the Company's assets (including without limitation, technology, trade secrets and know-how, business methodology and confidential information)

16.7

Nationalization or Expropriation

Trench shall have the right to unilaterally terminate the Company in the event Trench's interest in the Company is nationalized or expropriated or the assets or a material part of the assets of the Company have been taken over by a government entity.

16.8

Further assurance

Each Party, including Party A, must promptly at its own cost do all things (including executing all documents) necessary or desirable to give full effect to the provisions of this Article 21.

16.9

Termination of Related Party Contracts

(a)

Upon liquidation or termination of the Company or otherwise upon Trench ceasing to hold any interest in the Company, unless otherwise agreed, all contracts between the Company and Trench or any member of the Trench group of companies shall automatically terminate, including, without limitation, the Technology and Know-How License Agreement, Technical Assistance Agreement, the Expatriate Service Agreement and any Trademark Licence Agreement.

(b)

Upon liquidation or termination of the Company or otherwise upon Party B ceasing to hold any interest in the Company, unless otherwise agreed, all contracts between the Company and Party B or the parent of Party B or any wholly owned subsidiary of Party B shall automatically terminate.

17.

BREACH

17.1

Damages in Case of Breach

In the event of a breach of this JV Contract, the Breaching Party shall be liable to each Performing Parties for direct (but not consequential) damages incurred as a result of such Breaching Party's breach of contract. The rights provided for in Article 21.1 shall be in addition to and not in substitution for any other remedies that may be available to the Performing Party(ies) in accordance with the laws of PRC, and any termination in the exercise of such rights shall not relieve either Party from any obligations accrued to the date of such termination or relieve the Breaching Party from liability and damages to the Performing Party(ies) for breach of this JV Contract. Waiver by any Performing Party of a single default or a succession of defaults shall not deprive such Party of any right to terminate this JV Contract, arising by reason of any subsequent default.

17.2

Penalties for Late Contribution of Capital

Should a Party not contribute on time to the Company its subscribed amount of the registered capital stipulated in Article 5.3, such Party shall, commencing from one month after the due date of such payment in default, pay the Company one (1) percent per month of the subscribed capital amount overdue as penalty for default. If no payment has been made, or full payment of the amount overdue has not been made in three (3) months, the Party in default shall be deemed to have waived its right to subscribe to the capital overdue. Other than claiming from the defaulting Party for the Company the cumulative three (3) percent on the subscribed amount overdue as penalty for default, the non-defaulting Party shall also have the right to subscribe to such overdue amount, and to request the defaulting Party(ies) to compensate the non-defaulting Party(ies) for its direct losses sustained as a result of the defaulting Party's breach, subject to approval from the Approval Authority.

18.

VALUATION OF ASSETS ON EXPIRATION OF JOINT VENTURE TERM

18.1

Valuation of Assets

If at the time of expiration of the Joint Venture Term the Company is actively engaged in business, unless otherwise required by PRC Law, whereupon the Parties shall observe the procedures prescribed by PRC Law, the value of the Company may, on written request of any of the Parties, be established by three (3) qualified appraisers, one (1) to be appointed by Party B, one (1) to be appointed by Trench and the third one to be appointed by the two (2) appraisers appointed by the Parties. If a Party fails to appoint an appraiser within sixty (60) days of being requested to do so by the any Party, the appraiser appointed by such Party shall appoint an appraiser on behalf of the Party failing to make such an appointment. Such appraisers shall each value the Company on a going-concern basis with reference to a company with facilities comparable to those of the Company, which company is qualified to continue to carry on its business in the jurisdiction in which it is located, but without taking into account the value to the Company of the Technology and Know-how License Agreement, Technical Assistance Agreement and the Trademark License Agreement. In making such valuation, the appraisers shall make full provision for and take into account the debts and liabilities of the Company. If the value figures of all three (3) of the appraisers are within ten (10) percent of each other, (using the higher value figure as the denominator), then the value of the Company shall be the average of the value established by each of these three appraisers. If the value figures of only two (2) of the appraisers are within ten (10) percent of each other, (using the higher value figure as the denominator), then the value of the Company shall be the average of the value established by each of these two appraisers and the third appraiser's valuation will be discarded. If the value figures of each of the appraisers is more than ten percent (10%) apart (using the higher value figure as the denominator), then new appraisers shall be appointed as provided above.

After the value of the Company has been established, the Parties may agree that one Party shall purchase the interest of the other parties at the pro-rata price established by the said valuation. If Party A or Party B or both buy Trench's interest, payment shall be made in convertible currency. If no Party is willing to buy at the value established by the appraisers or at any other price agreed upon then the Parties shall sell the Company to a third party at the appraised value or for a better price, or if this cannot be done, then at any other favorable price to which the Parties agree. Failing this, the Company shall be dissolved as provided in Article 21 and its assets sold at the best obtainable price.

19.

FORCE MAJEURE

19.1

General

Should any of the Parties be prevented from performing its obligations under this JV Contract by Force Majeure (an "Event of Force Majeure"), the prevented Party shall notify the other Party(ies) without delay, and within fifteen (15) days thereafter provide detailed information concerning such events and documents evidencing such events, explaining the reasons for its inability to execute, or for its delay in the execution of, all or part of this JV Contract.

19.2

Excuse and Notification

If an Event of Force Majeure occurs, no party shall be responsible for any damage, increased costs or loss which the other Party(ies) may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this JV Contract. The Party claiming Force Majeure shall take appropriate means to minimize or remove the effects of Force Majeure and, within the shortest possible time, attempt to resume performance of the obligations delayed or prevented by the Event of Force Majeure.

19.3

Extended Force Majeure

Should an Event of Force Majeure or the effects of an Event of Force Majeure prevent any of the Parties hereto from performing part or all of its or their obligations hereunder for a period of 120 days or more, then the Parties shall, through consultations, decide whether to terminate this JV Contract or to exempt the implementation of part of the obligations of this JV Contract or whether to delay the execution of this JV Contract according to the effects of the Event of Force Majeure on the performance of this JV Contract.

20.

APPLICABLE LAW

This JV Contract shall be governed and protected by the laws of the People's Republic of China which are published and which shall be published in the future.

21.

APPLICATION FOR BENEFITS

In the event that, during the term of this JV Contract, any relevant authority in the PRC adopts any law, decree, regulation or policy, or a treatment is extended to another Company or foreign investor in the electrical transmission and distribution business in the PRC which is more favorable than the laws, decrees, rules, regulations, policies or a treatment previously applicable to the Company and/or Trench, then the Company and/or Trench as the case may be shall be entitled to receive, or apply (if application is necessary) to the relevant authority to receive the benefit of such law, decree, regulation, rule, policy or more favorable treatment.

22.

ADVERSE CHANGES

If an adverse material change occurs to the economic benefits of the Company hereunder after the Effective Date of this JV Contract due to the promulgation of new laws, decrees, rules and regulations or any amendment or new interpretation of any existing laws, decrees, rules and regulations made by the government of the PRC or any administrative subdivision thereof, the Parties shall promptly consult with each other and use their best endeavours to implement any adjustments necessary to maintain the Company's economic benefits and if such endeavours can not operate as envisaged by this JV Contract because of such adverse material change, the Company may be terminated early pursuant to Article 21.

23.

SETTLEMENT OF DISPUTES

23.1

Choice of Arbitration

If any dispute arises under or relating to this JV Contract, including with respect to the interpretation or implementation of this JV Contract, relating to performance or termination under this JV Contract or relating to any matter contemplated by this JV Contract, including liquidation of the Company, the Parties shall first attempt to resolve such dispute through friendly discussions.  If the dispute cannot be resolved in this manner to the satisfaction of the Parties within sixty (60) days after the date that any Party has notified the other Parties in writing of such dispute, the Parties, as the sole manner to resolve the dispute, shall submit the dispute to arbitration in the Singapore International Arbitration Center ("Center"), in accordance with the applicable arbitration rules of the United Nations Commission on the International Trade Law in which case:

(a)

The basis of the arbitration shall be both the English text and the Chinese text of this JV Contract, unless the Parties agree that a single text be used;

(b)

There shall be three (3) arbitrators, all of whom shall be fluent in English.  Party B and Trench shall each appoint one (1) arbitrator who shall select the third arbitrator, who shall serve as chairman of the panel (and who shall not be a national of the domicile of either of the Parties to this JV Contract).  If the first two (2) arbitrators cannot agree on a third arbitrator within fifteen (15) business days after their appointment, the third arbitrator shall be appointed by the Center and shall serve as chairman of the panel.

23.2

Proceedings in English and Chinese

All proceedings (including documentation) in any such arbitration shall be conducted in Chinese and English and a daily transcript in Chinese and English of such proceedings shall be prepared unless the Parties agree otherwise; and

23.3

Award Final and Binding

The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and shall act accordingly.

23.4

Cost of Arbitration

The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration body.

23.5

Enforcement

If either Party fails to observe the terms of an arbitration award, the other Party may apply to have the award enforced in accordance with the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards in any court having jurisdiction over the Party against which the award has been rendered, in which event any Party obtaining a court order of enforcement shall be entitled to reimbursement by the other Parties of all costs and expenses (including reasonable attorneys' fees) incurred by it in connection with the obtaining of such enforcement order.

23.6

Waiver of Sovereign Immunity, etc.

In any arbitration proceeding, or any legal proceeding to enforce any award resulting from an arbitration proceeding, each party expressly waives any defense of sovereign immunity and any other defense or exemption from suit, judgment or execution based on the fact or allegation that it is a party, agency or instrumentality of or otherwise represents a government or governmental or public body.

23.7

Continued Performance

During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this JV Contract.

24.

LANGUAGE

The JV Contract shall be written in both Chinese and English. Both languages shall be equally authentic. Each Party shall keep one original in each language. One original in each language shall be submitted to the Approval Authority.

25.

EFFECTIVENESS OF THE CONTRACT, AMENDMENT, AND MISCELLANEOUS

25.1

Composition of Contract

The Schedules and Appendices referred to in this JV Contract and attached hereto are an integral part of the Contract. The Schedules and Appendices are as follows:

Definitions Schedule

Schedule 1

Factory Building and Equipment

Schedule 2

Site Map

Schedule 3

Equipment contributed by Trench

Schedule 4

Timetable for Contributions

Schedule 5

Organization Chart of the Company

Appendix A

Articles of Association

Appendix B

Technology and Know-How License Agreement

Appendix C

Technical Assistance Agreement

Appendix D

Public Utility Rental Agreement

Appendix E

Site Use Contract

Appendix F

Export Sales Agreement

Appendix G

Expatriate Services Agreement

Appendix H

Equity Transfer Agreement

25.2

Approval Authority

(a)

This JV Contract shall be submitted for approval to the Approval Authority and shall come into force beginning from the date on which the Approval Authority issues its certificate of approval. Promptly upon receiving such approval, Party A shall immediately notify and provide Trench with a copy of the relevant approval document.

(b)

In the event that one of the following events occurs then either Party may terminate this JV Contract by written notice to the other Party, and upon receipt of such notice this JV Contract shall be void and of no force and effect.

 (i)

This JV Contract is not approved within thirty (30) days of the date set froth on the last page of this JV Contract; or

 (ii)

The Approval Authority requires the Parties to amend this JV Contract in a manner that is unacceptable or imposes conditions that are unacceptable to one Party or both Parties.

25.3

Confirmation of Related Contracts.

The Company and the Parties confirm the validity and continued performance of all Related Contracts the parties thereto.

26.

MISCELLANEOUS

26.1

No Waiver

Failure or delay on the part of either Party to exercise any right, power or privilege hereunder, or under any other contract relating hereto, shall not operate as a waiver thereof; nor shall the partial exercise of any right, power or privilege preclude any other future, full and complete exercise thereof.

26.2

Binding

This JV Contract is binding upon and made for the benefit of the Parties and their respective successors and permitted assigns.

26.3

Amendments

This JV Contract may only be amended by a written instrument signed by the Parties in both English and Chinese indicating an intention to amend this JV Contract and approved by the appropriate authorities in the PRC, to the extent then required by PRC law.  Any amendments shall be effective from the date of approval by the Approval Authority.

26.4

Invalidity

The invalidity of any provision of this JV Contract shall not affect the validity of any other provision.

26.5

Notices

Any notices to be given under these Articles shall be in writing and deemed delivered when received by the Party to whom it is addressed, and receipt shall be evidenced by (i) the written receipt of the receiving Party or the affidavit from the delivering person, if hand delivered, confirming delivery or refusal of delivery by the addressee, or (ii) the signed returned receipt or other written proof of delivery if delivered by registered express mail (return receipt requested) or by the internationally recognized courier service. Notices shall be given to the relevant Party at the addresses set forth below:

Party A:

FUSHUN ELECTRIC PORCELAIN WORKS

2 Liquan Road, Xinfu District, Fushun

Liaoning Province, PRC

Attn:

Ye Li Mao

Fax:

(86 413) 2434923

Party B:

SHANGHAI INSTRUMENT TRANSFORMER WORKS

427 Jumen Road, Shanghai

People's Republic of China

Attn:

Tao Xiao Gang / Xu Ying

Fax:

(86 21) 6301 4591

Party C:

TRENCH (UK) LIMITED

South Drive, Hebburn, Tyne & Wear NE31 1UW

Attn:

Howard Poulson/Amanda Bowkett

Fax:

(44 416) 298 7083

Party D:

TRENCH LIMITED

71 Maybrook Drive, Scarborough, Ontario, Canada M1V 4B6

Attn:

John Finlay

Fax:

(1 416) 298 7083

Company:

FUSHUN AND REYROLLE BUSHING CO., LTD. (to be renamed under Article 3.2(a))

Dongerdao, Shun Cheng District, Fushun, PRC

Attn:

Ye Li Mao

Fax:

(86 413) 764 1423

26.6

Counterparts

This JV Contract may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same document.

26.7

Public Communications

Neither Party shall make any declarations, announcements, or disclosures to the public by way of press, television or radio with respect to this JV Contract, the relationship between the Parties or the business of the Company without first obtaining the written consent of the other Party, whenever practicable, which consent shall not be unreasonably withheld. Notwithstanding any provision to the contrary, the obligations of Party B and Trench under the Articles of Association and this JV Contract and, where applicable, the Related Contracts, are subject to and conditional upon the fulfillment of the Conditions Precedent (as defined in the Equity Transfer Agreement) in accordance with Article 2 of the Equity Transfer Agreement.

27.

CONDITIONS PRECEDENT TO OBLIGATIONS AND COVENANTS OF PARTY B AND TRENCH

Notwithstanding any provision to the contrary, the obligations of Party B and Trench under the Articles of Association and this JV Contract and, where applicable, the Related Contracts, are subject to and conditional upon the fulfillment of the Conditions Precedent (as defined in the Equity Transfer Agreement) in accordance with Article 2 of the Equity Transfer Agreement.

-

# -

IN WITNESS WHEREOF this JV Contract has been signed in eight (8) originals in each language on the date and year set out at the commencement of this JV Contract.

FUSHUN ELECTRIC PORCELAIN WORKS

/s/ Ye Li Mao

________________________________

By:

Ye Li Mao

Title:

Director

Nationality: Chinese

SHANGHAI INSTRUMENT TRANSFORMER WORKS

/s/ Zhang Wei Guo

________________________________

By:

Zhang Wei Guo

Title:

Director

Nationality: Chinese

TRENCH (UK) LIMITED

/s/ John Finlay

________________________________

By:

John Finlay

Title:

Director

Nationality: Candadian

TRENCH LIMITED

/s/ John Finlay

________________________________

By:

John Finlay

Title:

Director

Nationality: Canadian

FUSHUN AND REYROLLE BUSHING CO., LTD. (to be renamed under Article 3.2(a))

/s/ Ye Li Mao

________________________________

By:

Ye Li Mao

Title:

Legal Representative and Chairman

Nationality: Chinese

-

# -

DEFINITIONS SCHEDULE

"Affiliate" means in relation to either Party, any person who is directly or indirectly controlling or controlled by or under direct or indirect common control with such Party and any parent of such Party.  For the purpose of this definition, "control" when used with respect to any person means the ownership of fifty percent (50%) of the voting stock, registered capital or other interest of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, or the power to appoint the factory manager or majority of members of the management committee, board of directors or equivalent decision making body. A person is any individual, corporation, partnership, joint venture, enterprise, association, joint-stock company, limited liability company, trust, unincorporated organization or government or government organization.

"Annual Budget" means the annual financial budget for the Company approved by the Board.

"Amendment Agreement" means the agreement to amend the joint venture contract, articles of association and Related Contracts dated 21 April 2001.

"Appendix" means one of the appendices attached to this JV Contract.

"Approval Authority" means the Ministry of Foreign Trade and Economic Co-operation or the authority entrusted by such Ministry to approve this JV Contract, that is, the Fushun Commission on Foreign Trade and Economic Cooperation, or any other competent authority.

"Articles of Association" means the articles of association of the Company dated on or about the same date as this JV Contract.

"Board" means the board of directors of the Company.

"Business Licence" means the Company's new business licence issued by the FAIC following approval of this JV Contract.

"Center" has the meaning given in Article 28.

"China" or "PRC" means the People's Republic of China.

"Date of Establishment" means the effective date on which the Company was first established 20 December 1995.

"Disposing Party" has the meaning given in Article 5.6(a).

"Dissolution Notice" has the meaning given in Article 21.2(b)(i).

"Effective Date" means the date on which the Approval Authority has approved this JV Contract and the Articles of Association and the transfer and has issued its certificate of approval.

"Encumbrance" means a mortgage, charge, pledge, lien, and guarantee.

"Equity Transfer Agreement" means the agreement in the form of set out in Appendix H.

"Expatriate Services Agreement" means the agreement in the form of set out in Appendix G as amended by the Amendment Agreement.

"Export Sales Agreement" means the agreement in the form of set out in Appendix F as amended by the Amendment Agreement.

"FAIC" means the Fushun Administration of Industry and Commerce or the local administrative bureau in Fushun entrusted by such Administration.

"Feasibility Study Report" means the written analysis (including its schedules) prepared for the establishment of the Company under the Original JV Contract and the Original Articles of Association.

"Force Majeure" means all events which are beyond the control of the Parties to this JV Contract, and which are unforeseen, or if foreseen, unavoidable, and which prevent total or partial performance by either Party.  Such events shall include but are not limited to any lockouts, explosions, shipwrecks, acts of nature or the public enemy, fires, flood, sabotage, accidents, strikes, wars, riots, insurrections, persistent inability to obtain transportation, and any other similar contingency.

"Joint Venture Term" has the meaning given in Article 20.1 and includes any extension in accordance with Article 20.2.

"Labor Contract" means the contract or document referred to in Article 13.5.

"Management Personnel" means the general manager, deputy general managers and other departmental managers and other personnel designated as "Management Personnel" by the Board.

"Non-Disposing Party" has the meaning given in Article 5.6(a).

"Original Articles of Association" means the Articles of Association of the Company dated 27 November 1995 as amended, supplemented or otherwise modified by the parties from time to time.

"Original JV Contract" means the joint venture contract of the Company dated 27 November 1995 as amended, supplemented or otherwise modified by the parties from time to time.

"Party" or "Parties" means one party or all parties to this JV Contract.

"Personnel" means Working Personnel and Management Personnel.

"Products" has the meaning given in Article 4.1(a).

"Proxy" has the meaning given in Article 10.3.

"Public Utility Rental Agreement" means the agreement in the form of that set out in Appendix D executed by the relevant parties as amended by the Amendment Agreement.

"Related Company" means affiliates or subsidiaries of a Party.

"Related Contracts" means Technology and Know-How License Agreement, Technical Assistance Agreement, Public Utility Rental Agreement, Site Use Contract, Labor Contract, Export Sales Agreement, Expatriate Services Agreement and Equity Transfer Agreement.

"RMB" and "Renminbi" means the lawful currency of China.

"SAFE" means the State Administration of Foreign Exchange or the local administrative bureau in Fushun entrusted by such Administration.

"Site Use Contract" means the contract in the form of that set out in Appendix E executed by the relevant parties as amended by the Amendment Agreement.

"Selling Parties" has the meaning given in Article 21.2(b)(ii).

"Technology and Know-How License Agreement" means the agreement in the form of that set out in Appendix B executed by the relevant parties as amended by the Amendment Agreement.

"Technical Assistance Agreement" means the agreement in the form of that set out in Appendix C executed by the relevant parties as amended by the Amendment Agreement.

"Trademark Licence Contract" means the agreement to be entered into between the Company and Trench in relation to the use of the trademarks owned by Trench which are licensed to the Company in a form determined by the Board.

"Trade Union" shall have the meaning set forth in 13.3.

"Transfer" has the meaning given in the Equity Transfer Agreement.

 "US$" and "US Dollars" means the lawful currency of the United States of America.

"Verification Report" has the meaning given in Article 5.5.

"Working Personnel" means all employees of the Company except the Management Personnel.

-

# -

SCHEDULE 1

FACTORY BUILDING AND EQUIPMENT

Land and buildings at Dongerdao Shunchen District as shown on Site Map in Schedule 2.

SCHEDULE 2

SITE MAP

SCHEDULE 3

EQUIPMENT CONTRIBUTED BY TRENCH

SCHEDULE 4

TIMETABLE FOR CONTRIBUTIONS

SCHEDULE 5

ORGANIZATION CHART OF THE COMPANY

APPENDIX A

ARTICLES OF ASSOCIATION

APPENDIX B

TECHNOLOGY AND KNOW-HOW LICENSE AGREEMENT

APPENDIX C

TECHNICAL ASSISTANCE AGREEMENT

APPENDIX D

PUBLIC UTILITY RENTAL AGREEMENT

APPENDIX E

SITE USE CONTRACT

APPENDIX F

EXPORT SALES AGREEMENT

APPENDIX G

EXPATRIATE SERVICES AGREEMENT

APPENDIX H

EQUITY TRANSFER AGREEMENT

K:\CLIENTS\T _ Z\TRENCH LIMITED\FUSHUN\DOCUMENTS\CJV CONTRACT ENGV6 (FINAL) 092502.DOC